                                                                   EXHIBIT 10.34



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                                CREDIT AGREEMENT

                         dated as of November 15, 1999

                                  by and among

                        FACILICOM INTERNATIONAL, L.L.C.
                                  as Borrower

                                      and

                              NORTEL NETWORKS INC.
                            as Administrative Agent

                                      and

                            THE LENDERS NAMED HEREIN


                      $40,000,000 REVOLVING LOAN FACILITY







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


                               TABLE OF CONTENTS

         Page
         ----


ARTICLE 1 - Definitions                                                                            1
         Section 1.1       Definitions, etc                                                        1
         Section 1.2       Other Definitional Provisions.                                         24
         Section 1.3       Accounting Terms and Determinations.                                   24
         Section 1.4       Financial Covenants and Reporting.                                     25

ARTICLE 2 - Loans                                                                                 25
         Section 2.1       Commitments                                                            25
         Section 2.2       Notes.                                                                 26
         Section 2.3       Repayment of Loans.                                                    26
         Section 2.4       Interest.                                                              26
         Section 2.5       Borrowing Procedure.                                                   27
         Section 2.6       Optional Prepayments, Conversions and Continuations of Loans.          28
         Section 2.7       Mandatory Prepayments.                                                 28
         Section 2.8       Minimum Amounts.                                                       28
         Section 2.9       Certain Notices.                                                       29
         Section 2.10      Use of Proceeds.                                                       30
         Section 2.11      Computations.                                                          30
         Section 2.12      Termination or Reduction of Commitments.                               30

ARTICLE 3 - Payments                                                                              31
         Section 3.1       Method of Payment.                                                     31
         Section 3.2       Pro Rata Treatment.                                                    31
         Section 3.3       Sharing of Payments, etc.                                              31
         Section 3.4       Non-Receipt of Funds by the Administrative Agent.                      32
         Section 3.5       Taxes.                                                                 32
         Section 3.6       Withholding Tax Exemption                                              33
         Section 3.7       Reinstatement of Obligations.                                          34
         Section 3.8       No Force Majeure, Disputes.                                            34

ARTICLE 4 - Yield Protection and Illegality                                                       34
         Section 4.1       Additional Costs.                                                      34
         Section 4.2       Limitation on Types of Loans.                                          36
         Section 4.3       Illegality                                                             36
         Section 4.4       Treatment of Affected Loans.                                           36
         Section 4.5       Compensation.                                                          37
         Section 4.6       Capital Adequacy.                                                      37
         Section 4.7       Additional Interest on Eurodollar Loans.                               38
         Section 4.8       Replacement of Lenders.                                                38
         Section 4.9       Change of Applicable Lending Office.                                   39

ARTICLE 5 - Security                                                                              39
         Section 5.1       Collateral.                                                            39


CREDIT AGREEMENT - Page 2
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
         Section 5.2       Guaranties.                                                            39
         Section 5.3       Landlord Waivers or Subordinations.                                    39
         Section 5.4       Further Assurances.                                                    39
         Section 5.5       Setoff.                                                                39

ARTICLE 6 - Conditions Precedent                                                                  40
         Section 6.1       Initial Extension of Credit.                                           40
         Section 6.2       All Extensions of Credit.                                              43
         Section 6.3       Closing Certificates.                                                  43

ARTICLE 7 - Representations and Warranties                                                        44
         Section 7.1       Existence.                                                             44
         Section 7.2       Financial Statements.                                                  44
         Section 7.3       Corporate Action; No Breach.                                           45
         Section 7.4       Operation of Business; Licenses and Permits.                           45
         Section 7.5       Intellectual Property.                                                 45
         Section 7.6       Litigation and Judgments.                                              46
         Section 7.7       Rights in Properties; Liens.                                           46
         Section 7.8       Enforceability.                                                        46
         Section 7.9       Approvals.                                                             46
         Section 7.10      Debt.                                                                  47
         Section 7.11      Taxes.                                                                 47
         Section 7.12      Margin Securities.                                                     47
         Section 7.13      ERISA                                                                  47
         Section 7.14      Disclosure                                                             47
         Section 7.15      Loan Parties.                                                          47
         Section 7.16      Compliance with Laws.                                                  48
         Section 7.17      Investment Company Act.                                                48
         Section 7.18      Public Utility Holding Company Act.                                    48
         Section 7.19      Environmental Matters.                                                 48
         Section 7.20      Year 2000 Compliance.                                                  49
         Section 7.21      Labor Disputes and Acts of God.                                        49
         Section 7.23      Insurance.                                                             50
         Section 7.24      Common Enterprise.                                                     50
         Section 7.25      Burdensome Agreements.                                                 50

ARTICLE 8 - Affirmative Covenants                                                                 50
         Section 8.1       Reporting Requirements.                                                50
         Section 8.2       Maintenance of Existence; Conduct of Business.                         52
         Section 8.3       Maintenance of Properties and Permits.                                 53
         Section 8.4       Taxes and Claims.                                                      53
         Section 8.5       Insurance.                                                             53
         Section 8.6       Inspection Rights.                                                     54
         Section 8.7       Keeping Books and Records.                                             54
         Section 8.8       Compliance with Laws.                                                  54
         Section 8.9       Maintenance of and Compliance with Agreements.                         54
         Section 8.10      Further Assurances.                                                    55
         Section 8.11      ERISA.                                                                 55


CREDIT AGREEMENT - Page 3

         Section 8.12      Non-Consolidation.                                                     55
         Section 8.13      Year 2000 Compliance.                                                  55
         Section 8.14      Delivery of Certain Amendments.                                        56
         Section 8.15      Ownership of  Telecommunications  Assets and  Telecommunications
                           Business;  Holdings to Remain a Holding Company.                       56

ARTICLE 9 - Negative Covenants                                                                    56
         Section 9.1       Debt.                                                                  56
         Section 9.2       Limitation on Liens.                                                   56
         Section 9.3       Mergers, etc.                                                          57
         Section 9.4       Restricted Payments.                                                   57
         Section 9.5       [Intentionally omitted.].                                              58
         Section 9.6       Limitation on Issuance of Capital Stock.                               58
         Section 9.7       Transactions with Affiliates.                                          58
         Section 9.8       Disposition of Property.                                               58
         Section 9.9       [INTENTIONALLY OMITTED.]                                               59
         Section 9.10      [INTENTIONALLY OMITTED.]                                               59
         Section 9.11      Environmental Protection.                                              59
         Section 9.12      Intercompany Transactions.                                             59
         Section 9.13      Master Purchase Agreement.                                             59
         Section 9.14      Modification of Certain Agreements.                                    60
         Section 9.15      ERISA.                                                                 60

ARTICLE 10 - Financial Covenants                                                                  60
         Section 10.1      Annualized EBITDA.                                                     60
         Section 10.2      Fixed Charge Coverage.                                                 60
         Section 10.3      Gross Revenues.                                                        60
         Section 10.4      Minutes of Use.                                                        61
         Section 10.5      Revision of Financial Covenants.                                       61

ARTICLE 11 - Default                                                                              61
         Section 11.1      Events of Default.                                                     61
         Section 11.2      Remedies.                                                              64
         Section 11.3      Performance by the Administrative Agent, etc.                          64

ARTICLE 12 - The Administrative Agent                                                             65
         Section 12.1      Appointment, Powers and Immunities.                                    65
         Section 12.2      Rights of Administrative Agent as a Lender.                            66
         Section 12.3      Defaults.                                                              66
         Section 12.4      INDEMNIFICATION.                                                       66
         Section 12.5      Independent Credit Decisions.                                          67
         Section 12.6      Several Commitments.                                                   67
         Section 12.7      Successor Administrative Agent.                                        68

ARTICLE 13 - Miscellaneous                                                                        68
         Section 13.1      Expenses.                                                              68
         Section 13.2      INDEMNIFICATION.                                                       69
         Section 13.3      Limitation of Liability.                                               70


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
         Section 13.4      No Duty.                                                               70
         Section 13.5      No Fiduciary Relationship.                                             70
         Section 13.6      Equitable Relief.                                                      71
         Section 13.7      No Waiver; Cumulative Remedies                                         71
         Section 13.8      Successors and Assigns.                                                71
         Section 13.9      Survival.                                                              75
         Section 13.10     ENTIRE AGREEMENT.                                                      75
         Section 13.11     Amendments.                                                            75
         Section 13.12     Maximum Interest Rate.                                                 76
         Section 13.13     Notices.                                                               77
         Section 13.14     GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.         77
         Section 13.15     Counterparts.                                                          77
         Section 13.16     Severability.                                                          78
         Section 13.17     Headings.                                                              78
         Section 13.18     Construction.                                                          78
         Section 13.19     Independence of Covenants.                                             78
         Section 13.20     Confidentiality.                                                       78
         Section 13.21     WAIVER OF JURY TRIAL.                                                  79
         Section 13.22     Approvals and Consent.                                                 79
         Section 13.23     Service of Process.                                                    80
         Section 13.24     Acknowledgment relating to the Holdings Merger.                        80
         Section 13.25     Purchase of Nortel Networks Equipment.                                 80


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                               INDEX TO EXHIBITS

Exhibit A            -   Form of Assignment and Acceptance
Exhibit B            -   Form of Note
Exhibit C            -   Form of Notice of Borrowings, Conversions, Continuations and
                         Prepayments
Exhibit D            -   Form of Compliance Certificate


                             INDEX TO SCHEDULES

Schedule 7.6         -   Litigation, Etc.
Schedule 7.10        -   Existing Debt
Schedule 7.15        -   Loan Parties
Schedule 7.23        -   Insurance
Schedule 10.1        -   Annualized EBITDA
Schedule 10.2        -   Fixed Charge Coverage
Schedule 10.3        -   Gross Revenues
Schedule 10.4        -   Minutes of Use


CREDIT AGREEMENT - Page 6

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of November 15, 1999, is by and among FACILICOM INTERNATIONAL, L.L.C. (the "Borrower"), a Delaware limited liability company, each of the lending entities which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party hereto as a lender or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and NORTEL NETWORKS INC., a Delaware corporation, as administrative agent for itself as a Lender and the other Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                   RECITALS:

         A. The Borrower desires to obtain a $40,000,000 revolving loan facility to finance its costs to purchase Nortel Networks Goods and Services (as defined herein).

         B. The Lender(s) identified on the signature pages of this Agreement desire to provide such credit facility with the assistance of the Administrative Agent upon and subject to the terms and provisions contained in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions, etc. As used in this Agreement, the following terms shall have the following meanings:

         "Additional Costs" means as specified in Section 4.1(a).

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) determined by the Administrative Agent to be equal to (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period divided by (b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Adjusted Net Income" means, as to any Person (the "subject Person") and its Consolidated Subsidiaries and for any period, Consolidated Net Income less the following (without duplication) to the extent that any of the following shall have been included in Consolidated Net Income for such period:
(a) any net gain or loss arising from the sale of any property, plant or equipment; (b) any net gain or loss arising from any write-up or write-down of assets; (c) earnings or losses of any other Person, substantially all of the assets of which have been acquired by the subject Person or a Consolidated Subsidiary of the subject Person in any manner, to the extent that such earnings or losses were realized by such other Person prior to the date of such acquisition; (d) earnings or losses of any Person (other than a Consolidated Subsidiary of the subject Person) in which the subject Person or a Consolidated Subsidiary of the


CREDIT AGREEMENT - Page 7
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subject Person has an ownership interest, unless such earnings have actually been received by the subject Person or such Consolidated Subsidiary in the form of cash distributions; (e) any net gain or loss arising from the acquisition of any securities of the subject Person or a Consolidated Subsidiary of the subject Person; and (f) any net gain of an extraordinary nature or any net loss of an extraordinary nature, in each case as determined in accordance with GAAP.

         "Administrative Agent" means as specified in the introductory paragraph of this Agreement.

         "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, such first Person, (b) that directly or indirectly beneficially owns or holds ten percent or more of any class of voting Capital Stock of such first Person, or (c) ten percent or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by such first Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the Loan Documents, neither the Administrative Agent nor any Lender shall be deemed to be an Affiliate of the Borrower or any Loan Party.

         "Agreement" means this Agreement and any and all amendments, modifications, supplements, renewals, extensions or restatements hereof.

         "Annualized EBITDA" means, as to any Person and its Consolidated Subsidiaries and for the applicable period, EBITDA for the two most recently completed fiscal quarters multiplied by two.

         "Applicable Lending Office" means, for each Lender and each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Administrative Agent as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" means the rate per annum equal to (a) with respect to each Base Rate Loan, two and three-quarters of one percent (2.75%) and (b) with respect to each Eurodollar Loan, three and three-quarters of one percent (3.75%).

         "Approved Fund" means (a) with respect to any Lender which is a fund primarily engaged in making, purchasing or otherwise investing in commercial loans, any other fund which is primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business and which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor or (b) any other entity which has been approved by the Administrative Agent and which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans

CREDIT AGREEMENT - Page 8
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or extending, or investing in extensions of, credit for its own account in the ordinary course of its business; provided, however, that Approved Fund shall not include any Affiliate of the Borrower.

         "Asset Disposition" means the disposition of any or all of the Property of the Borrower or any of its Subsidiaries, whether by sale, lease, transfer, assignment, condemnation or otherwise, but excluding (a) sales of inventory in the ordinary course of business, (b) the grant of a Lien as security, (c) any involuntary disposition resulting from casualty damage to, or condemnation of, Property, and (d) dispositions of equipment if and to the extent that the equipment disposed of is, concurrently therewith, exchanged or replaced by equipment of equal or greater value.

         "Assignee" means as specified in Section 13.8(b).

         "Assigning Lender" means as specified in Section 13.8(b).

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its Assignee and accepted by the Administrative Agent pursuant to Section 13.8(e), in substantially the form of Exhibit A hereto.

         "Bankruptcy Code" means as specified in Section 11.1(e).

         "Base Rate" means, at any time, the greater of (a) the rate of interest per annum then most recently announced or established by the Reference Bank at its principal office in New York City as its highest commercial prime or base rate then in effect, or (b) the Federal Funds Rate then in effect plus one-half of one percent (0.50%). The Base Rate may not necessarily be the lowest rate of interest charged by the Reference Bank to its commercial borrowers. Each change in any interest rate provided for herein based upon the prime or base rate or the Federal Funds Rate resulting from a change in the prime or base rate or the Federal Funds Rate, respectively, shall take effect without notice to the Borrower at the time of such change in the prime or base rate or the Federal Funds Rate, respectively.

         "Base Rate Loans" means Loans that bear interest at rates based upon the Base Rate.

         "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

         "Board of Directors" means the board of directors of the Borrower or other Person (as applicable).

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower or other Person (as applicable) to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.
         "Borrower" means as specified in the initial paragraph of this Agreement.

         "Borrower Security Agreement" means that certain Security Agreement dated as of the


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Closing Date executed by the Borrower to and in favor of the Administrative
Agent, and any and all amendments, modifications, supplements, renewals, extensions, restatements or replacements thereof.

         "Business Day" means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Washington, D.C. or Dallas, Texas, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods and notices in connection with Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Business Plan" means the Borrower's marketing and Network build-out plans, budget and schedule as submitted to and approved by the Administrative Agent, including financial projections of Holdings, the Borrower and the Consolidated Subsidiaries of the Borrower for the five year period beginning on the Closing Date, certified by the chief financial officer of the Borrower as being prepared generally in accordance with GAAP (except for the absence of footnotes), such projections giving effect to the Debt to be incurred under this Agreement as well as the other Debt to be incurred by Holdings, the Borrower and the Consolidated Subsidiaries of the Borrower during such period. Unless any amendment or modification thereto or replacement thereof is permitted by Section 9.14 or, in the case of the revised Business Plan assuming consummation of the Holdings Merger, is reasonably acceptable to the Administrative Agent, the Business Plan dated as of September 1999 (version 1) shall be the Business Plan for purposes of this Agreement.

         "Capital Lease Obligations" means, as to any Person and its Consolidated Subsidiaries, the obligations of such Persons to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a balance sheet of such Persons under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Capital Stock" means corporate stock and any and all securities, shares, partnership interests (whether general, limited, special or other partnership interests), limited liability company interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership, a limited liability company or another entity) and includes, without limitation, securities convertible into Capital Stock and rights or options to acquire Capital Stock.

         "Change in Control" means (a) prior to consummation of the Holdings Merger, the existence or occurrence of any of the following: (i) any of the Capital Stock of the Borrower is owned by any Person other than Holdings, (ii) individuals who, as of the Closing Date, constitute the Board of Directors of Holdings (the "Holdings Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Holdings, provided, however, that any individual becoming a director of Holdings subsequent to the Closing Date whose election or nomination for election by Holdings' shareholders was approved by a vote of at least a majority of the directors then comprising the Holdings Incumbent Board shall be considered as though such individual were a member of the Holdings Incumbent Board, but excluding, for this


CREDIT AGREEMENT - Page 10
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purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or contest by or on behalf of a Person other than the Board of Directors of Holdings, (iii) Armstrong International Telecommunications, Inc. shall cease to own, directly and beneficially and of record, seventy-five percent (75%) or more of each class of the issued and outstanding voting Capital Stock of Holdings, or (iv) Armstrong Holdings, Inc. or an internationally recognized telecommunications operator whose securities are investment grade shall cease to own, directly and beneficially and of record, seventy-five percent (75%) of each class of the issued and outstanding voting Capital Stock of Armstrong International Telecommunications, Inc., or (b) concurrently with or after consummation of the Holdings Merger, any of the Capital Stock of the Borrower is owned by any Person other than World Access.

         "Closing Date" means November 15, 1999, the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" means the "Collateral" as such term is defined in the Borrower Security Agreement.

         "Commitment" means, as to any Lender, the obligation of such Lender to make or continue Loans hereunder in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.12 or 11.2, and "Commitments" means such obligations of all Lenders. As of the Closing Date, the aggregate principal amount of the Commitments is $40,000,000.

         "Commitment Percentage" means, as to any Lender and its Commitment, the percentage equivalent of a fraction, the numerator of which is the amount of the outstanding Commitment of such Lender (or, if such Commitment has terminated or expired, the outstanding principal amount of the Loans of such Lender) and the denominator of which is the aggregate amount of the outstanding Commitments of all Lenders (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans of all Lenders), as adjusted from time to time in accordance with Section 13.8.

         "Commitment Termination Date" means December 22, 2000.

         "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

         "Consolidated Fixed Charges" means, as to any Person and its Consolidated Subsidiaries and for any period, the sum of (without duplication)
(a) all Consolidated Interest Expense of such Persons paid or payable in cash during such period, plus (b) all scheduled payments (as such scheduled payments are reduced by application of any prepayments) of principal with respect to


CREDIT AGREEMENT - Page 11
the Loans and other outstanding Debt during such period, plus (c) all finance or similar charges of such Persons paid or payable in cash during such period.

         "Consolidated Interest Expense" means, as to any Person and its Consolidated Subsidiaries and for any period, and without duplication, all interest on Debt of such Persons paid or payable in cash during such period, including the interest portion of payments under Capital Lease Obligations.

         "Consolidated Net Income" means, as to any Person and its Consolidated Subsidiaries and for any period, the net income (or loss) of such Persons for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Subsidiary" means, with respect to any Person, any Subsidiary the financial attributes of which are or would be consolidated with those of such Person in the consolidated financial statements of such Person in accordance with GAAP.

         "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Eurodollar Loan as a Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

         "Contract Rate" means as specified in Section 13.12(a).

         "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into the other Type of Loan.

         "Current Date" means (a) a date occurring no more than 30 days prior to the Closing Date or other relevant date as may be specified herein (as applicable) or (b) such earlier date which is acceptable to the Administrative Agent.

         "Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (c) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days; (d) all Capital Lease Obligations of such Person; (e) all Debt of others Guaranteed by such Person; (f) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of Capital Stock of such Person; (i) all indebtedness, liabilities and obligations of such Person under interest rate protection or hedge agreements; and (j) if and to the extent (but only if and to the extent) that the following are classified as indebtedness in accordance with GAAP, all indebtedness, liabilities and obligations of such Person in respect of unfunded vested benefits under any pension plans.

         "Default" means an Event of Default or the occurrence of an event or condition which


CREDIT AGREEMENT - Page 12
with notice or lapse of time or both would become an Event of Default.

         "Default Rate" means, in respect of any principal of any Loan at all times during which any Event of Default has occurred and is continuing or in respect of any other amount payable by the Borrower under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period of such Event of Default or during the period commencing on the due date of such other amount until such other amount is paid in full equal to the lesser of (a) the sum of two percent (2.00%) plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans or (b) the Maximum Rate; provided, however, that, if and to the extent that such Event of Default consists of the failure to pay any principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, the lesser of the rate per annum equal to (i) the sum of two percent (2.00%) plus the interest rate for such Eurodollar Loan for such Interest Period as provided in clause
(ii) of Section 2.4(a) hereof or (ii) the Maximum Rate and, thereafter, the rate provided for above in this definition.

         "Defined Benefit Plan" means an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan).

         "Dollars" and "$" mean lawful money of the U.S.

         "EBITDA" means, as to any Person and its Consolidated Subsidiaries and for any period, without duplication, the sum of the following for such Persons for such period determined on a consolidated basis in accordance with GAAP: (a) Adjusted Net Income, plus (b) Consolidated Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Adjusted Net Income, plus (d) depreciation and amortization expense and other non-cash, non-tax items to the extent deducted in determining Adjusted Net Income, minus (e) non-cash income (or losses) to the extent included in determining Adjusted Net Income.

         "Eligible Assignee" means (a) any Lender or Affiliate of a Lender, (b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, fund or other financial institution (whether a corporation, partnership, limited liability company or other entity) which has been approved by the Administrative Agent as a Lender under this Agreement, or (c) any Approved Fund; provided, however, that (i) Eligible Assignee shall not include any Affiliate of the Borrower and (ii) Eligible Assignee shall not include any business competitor of Holdings, the Borrower or any Subsidiary of Holdings or the Borrower engaged in the same line of business as the Borrower except after the occurrence and during the continuance of an Event of Default which has remained in effect for ten or more Business Days.

         "Environmental Law" means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of Hazardous Materials, including, without limitation


CREDIT AGREEMENT - Page 13
as to U.S. laws, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ' 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act of 1976, 42 U. S. C. ' 6901 et seq., the Clean Air Act, 42 U.S.C. ' 7401 et seq., the Clean Water Act, 33 U. S. C. ' 1251 et seq., the Emergency Planning and Community Right to Know Act, 42 U. S. C. ' 11001 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ' 136 et seq., and the Toxic Substances Control Act, 15 U.S.C. ' 2601 et seq., and any state or local counterparts.

         "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability or criminal, penal or civil statute, including, without limitation, any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, arising from environmental conditions or the Release or threatened Release of a Hazardous Material into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of a group of entities, organizations or employers of which a Loan Party is also a member and which is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loans" means Loans that bear interest at rates based upon the Eurodollar Rate or the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars in the approximate amount of the proposed Eurodollar Loan at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If such rate ceases to be available from Telerate News Service, the Eurodollar Rate shall be determined by the Administrative Agent in good faith from another financial reporting service, which service shall be reasonably acceptable to the Borrower.

         "Event of Default" has the meaning specified in Section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

         "Exchange Offer" means the offer by Holdings to exchange Holdings Senior Notes for Holdings Exchange Senior Notes in accordance with Exchange Offer and Consent Solicitation -- Outstanding 10 1/2% Series B Senior Notes Due 2008 of FaciliCom International, Inc. exchanged for 13.25% Senior Notes Due 2008 and Common Stock of World Access and Cash, as described in the Amendment No. 1 to Form S-4 Registration Statement under The Securities


CREDIT AGREEMENT - Page 14

Act of 1933 as filed on November 5, 1999 by World Access with the Securities and Exchange Commission, a copy of which has been provided to the Administrative Agent.

         "Excluded Taxes" means, with respect to the Administrative Agent or any Lender, (a) Taxes imposed on or measured by such Person's net income or net profits and (b) franchise Taxes imposed on such Person, in each case pursuant to the laws of the jurisdiction in which such Person is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Person is located or any subdivision thereof or therein.

         "FCC" means the Federal Communications Commission and any successor agency.

         "FCC Licenses" means all Licenses issued by the FCC.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate which would be charged to the Reference Bank on such day on such transactions as determined by the Administrative Agent.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, Permit, certificate, License, authorization or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

         "Gross Revenues" means, as to the Borrower and its Consolidated Subsidiaries and for any period, gross revenues of such Persons determined on a consolidated basis in accordance with GAAP.

         "Gross Up Lender" means any Lender which requests a payment from the Borrower


CREDIT AGREEMENT - Page 15
pursuant to Section 3.5, 4.1 or 4.6.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any indebtedness, liability or obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other indebtedness, liability or obligation as to the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

         "Guarantors" means Holdings and each other Person (if any) which has executed a Guaranty, and "Guarantor" means any of such Persons.

         "Guaranties" means that certain Guaranty Agreement dated as of the Closing Date executed by Holdings to and in favor of the Administrative Agent which guarantees payment of the Obligations and any and all other guaranty agreements guaranteeing payment or performance of the Obligations in form and substance satisfactory to the Administrative Agent executed by a Guarantor in favor of the Administrative Agent and/or the Lenders, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Hazardous Material" means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organisms, odor, radiation, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Law or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including, without limitation, asbestos, petroleum and polychlorinated biphenyls.

         "Holdings" means FaciliCom International, Inc., a Delaware corporation and, upon and after the consummation of the Holdings Merger (assuming such merger is consummated), means World Access as the surviving entity in such merger.

         "Holdings Exchange Indenture" means that certain Indenture dated as of _____ , ______ [UNDATED] between Holdings, as issuer, and First Union National Bank, as trustee, relating to $300,000,000 of Holdings 13.25% Senior Notes due 2008, as the same may be dated, amended, modified or supplemented from time to time (provided, however, that, if the term "Holdings Exchange Indenture" is used herein or in another Loan Document and the context herein or in such other Loan Document in which such term is used specifically refers to the Holdings Exchange Indenture as in existence or in effect as of a specific date, then the term "Holdings Exchange Indenture" as used in such specific context shall mean the Holdings


CREDIT AGREEMENT - Page 16

Exchange Indenture as in existence or in effect as of such specific date without giving effect to any amendment, modification or supplement thereto entered into after such specific date).

         "Holdings Exchange Senior Notes" means the notes issued, or to be issued, by World Access pursuant to the Holdings Exchange Indenture, as the same may be amended, modified or supplemented from time to time (provided, however, that, if the term "Holdings Exchange Senior Notes" is used herein or in another Loan Document and the context herein or in such other Loan Document in which such term is used specifically refers to the Holdings Exchange Senior Notes as in existence or in effect as of a specific date, then the term "Holdings Exchange Senior Notes" as used in such specific context shall mean the Holdings Exchange Senior Notes as in existence or in effect as of such specific date without giving effect to any amendment, modification or supplement thereto entered into after such specific date).

         "Holdings Exchange Senior Notes Documents" means the Holdings Exchange Indenture, the Holdings Exchange Senior Notes and any and all other material agreements, documents or instruments executed and/or delivered by Holdings pursuant to or in connection with the Holdings Exchange Indenture.

         "Holdings Indenture" means that certain Indenture dated as of January 28, 1998 between Holdings, as issuer, and State Street Bank and Trust Company, as trustee, relating to $300,000,000 of Holdings 10 1/2% Senior Notes due 2008 and 10 1/2% Series B Senior Notes due 2008, as the same may be amended, modified or supplemented from time to time (provided, however, that, if the term "Holdings Indenture" is used herein or in another Loan Document and the context herein or in such other Loan Document in which such term is used specifically refers to the Holdings Indenture as in existence or in effect as of a specific date, then the term "Holdings Indenture" as used in such specific context shall mean the Holdings Indenture as in existence or in effect as of such specific date without giving effect to any amendment, modification or supplement thereto entered into after such specific date).

         "Holdings Merger" means the merger of FaciliCom International, Inc. with and into World Access in accordance with the Holdings Merger Agreement; provided, however, that, for purposes of Section 13.24, referenced herein to the "Holdings Merger Agreement" shall mean the Holdings Merger Agreement as in effect on the Closing Date or, if (but only if) such amendment, modification or supplement is consented to by the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), in accordance with the Holdings Merger Agreement as amended, modified or supplemented after the Closing Date.

         "Holdings Merger Agreement" means that certain Agreement and Plan of Merger dated as of August 17, 1999, among World Access, FaciliCom International, Inc., Armstrong International Telecommunications, Inc., Epic Interests, Inc. and BFV Associates, Inc., as the same may be amended, modified or supplemented from time to time (provided, however, that, if the term "Holdings Merger Agreement" is used herein or in another Loan Document and the context herein or in such other Loan Document in which such term is used specifically refers to the Holdings Merger Agreement as in existence or in effect as of a specific date, then the term "Holdings Merger Agreement" as used in such specific context shall mean the Holdings Merger Agreement as in existence or in effect as of such specific date without giving effect to any amendment, modification or supplement thereto entered into after such specific date).


CREDIT AGREEMENT - Page 17

         "Holdings Senior Notes" means the notes issued, or to be issued, by Holdings pursuant to the Holdings Indenture, as the same may be amended, modified or supplemented from time to time (provided, however, that, if the term "Holdings Senior Notes" is used herein or in another Loan Document and the context herein or in such other Loan Document in which such term is used specifically refers to the Holdings Senior Notes as in existence or in effect as of a specific date, then the term "Holdings Senior Notes" as used in such specific context shall mean the Holdings Senior Notes as in existence or in effect as of such specific date without giving effect to any amendment, modification or supplement thereto entered into after such specific date).

         "Holdings Senior Notes Documents" means the Holdings Indenture, the Holdings Senior Notes and any and all other material agreements, documents or instruments executed and/or delivered by Holdings pursuant to or in connection with the Holdings Indenture.

         "Insurance Recovery" means, with respect to any Property of the Borrower or any of its Subsidiaries and any single occurrence or related occurrences with respect thereto, the receipt or constructive receipt by such Loan Party, or the payment by an insurance company to the Administrative Agent, of proceeds of any such Property or casualty insurance.

         "Intellectual Property" means any U.S. or foreign patents, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

         "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or Converted from a Base Rate Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.9 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than five Interest Periods for Eurodollar Loans shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder; and (e) no Interest Period for a Loan may commence before, and end after, any principal payment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the amount of the applicable Loans scheduled to be outstanding hereunder after such principal payment date.


CREDIT AGREEMENT - Page 18

         "Lender" and "Lenders" means as specified in the initial paragraph of this Agreement.

         "License" means any permit, certificate, approval, order, license or other authorization, including, without limitation, any FCC License.

         "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, hypothecation or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Loan Documents" means this Agreement, the Notes, the Security Documents and all other agreements, documents, instruments and certificates now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Loan Party" means the Borrower, Holdings, any Guarantor or any Person who grants a Lien on any Property to secure the payment or performance of the Obligations or any portion thereof, and "Loan Parties" means all of such Persons.

         "Loans" means as specified in Section 2.1(a).

         "Master Purchase Agreement" means any one or more of that certain Global Network Products Purchase Agreement No. FC19701G dated July 24, 1997, by and between the Borrower and Nortel Networks (f/k/a Northern Telecom Inc.), as amended and restated by that certain First Amended and Restated Global Network Products Purchase Agreement dated as of January 1, 1998, by and between the Borrower and Nortel Networks (f/k/a Northern Telecom Inc.), as either of the foregoing agreements has been or may be amended, supplemented or restated from time to time, together with any and all predecessor agreements to the aforesaid agreement dated July 24, 1997 relating to the purchase of Nortel Networks Equipment.

         "Material Adverse Effect" means any material adverse effect (no matter how or why existing, caused, resulting or occurring) on (a) the business, assets, financial condition, results of operations of Holdings and its Subsidiaries taken as a whole, (b) the business, assets, financial condition, results of operations of the Borrower individually or of the Borrower and its Subsidiaries taken as a whole, (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and/or the Lenders thereunder, or (d) the ability of any Loan Party to pay and perform its indebtedness, liabilities and/or obligations under any of the Loan Documents.

         "Material Contracts" means, as to any Loan Party, any supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, any Loan Party to such agreement or contract, or by which any Loan Party or any of its Properties is otherwise bound, during any fiscal year of such Loan Party exceeds $1,000,000 (or the equivalent amount in any currency) and any and all amendments, modifications, supplements, renewals or restatements thereof.


CREDIT AGREEMENT - Page 19

         "Maturity Date" means December 29, 2000.

         "Maximum Rate" means, with respect to any Lender, the maximum non-usurious interest rate or an amount computed in reference to such rate (as applicable), if any, that any time or from time to time may be contracted for, taken, reserved, charged or received with respect to the particular Obligations as to which such rate is to be determined, payable to such Lender pursuant to this Agreement or any other Loan Document, under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate.

         "Minutes of Use" means minutes billed by the Borrower and/or any of its Subsidiaries to any third party for termination of domestic or international telecommunications traffic.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by or are required from the Borrower or any ERISA Affiliate since 1974 and which is covered by Title IV of ERISA.

         "Net Proceeds" means, with respect to any Asset Disposition, (a) the gross amount of cash received by the Borrower from such Asset Disposition, minus (b) the amount, if any, of all taxes paid or payable by the Borrower directly resulting from such Asset Disposition (including the amount, if any, estimated by the Borrower in good faith at the time of such Asset Disposition for taxes payable by the Borrower on or measured by net income or gain resulting from such Asset Disposition), minus (c) the reasonable out-of-pocket costs and expenses incurred by the Borrower in connection with such Asset Disposition (including reasonable brokerage fees paid to a Person other than an Affiliate of the Borrower) excluding any fees or expenses paid to an Affiliate of the Borrower. "Net Proceeds" with respect to any Asset Disposition shall also include proceeds (after deducting any amounts specified in clauses (b), (c) and (d) of the preceding sentence) of insurance with respect to any actual or constructive loss of Property, an agreed or compromised loss of Property or the taking of any Property under the power of eminent domain and condemnation awards and awards in lieu of condemnation for the taking of Property under the power of eminent domain.

         "Network" means the Borrower's integrated communications network for the provision of high speed data and voice services as described in the Business Plan.

         "Nortel Networks" means Nortel Networks Inc., a Delaware corporation.

         "Nortel Networks Equipment" means as such term is defined in the Borrower Security Agreement.

         "Nortel Networks Goods and Services" means sales, installation and commissioning of Nortel Networks Equipment and related software, and project management, system design and


CREDIT AGREEMENT - Page 20
services performed by Nortel Networks personnel.

         "Nortel Networks Software" means any and all software sold or licensed by Nortel Networks or Nortel Networks Corporation or any Subsidiary or Affiliate of Nortel Networks Corporation to the Borrower or any other Loan Party, including, without limitation, all source code and object code and all manuals and other documentation relating thereto and each copy thereof regardless of the media in which they are stored.

         "Notes" means the promissory notes in the form of Exhibit B hereto made by the Borrower evidencing the Loans and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof and all substitutions therefor (including promissory notes issued by the Borrower pursuant to Section 13.8), and "Note" means any of such promissory notes.

         "Notice of Borrowing" means as specified in Section 2.9.

         "Obligations" means any and all indebtedness, liabilities and obligations of the Borrower or any other Loan Party to the Administrative Agent and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents (including, without limitation, this Agreement and the Notes), now existing or hereafter arising, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (a) the obligations of the Borrower or any Guarantor to repay the Loans, to pay interest on the Loans (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) payable in accordance with the Loan Documents and (b) the indebtedness constituting the Loans and such interest, fees, indemnities, costs and expenses.

         "Other Taxes" means all Taxes other than Excluded Taxes.

         "Payor" means as specified in Section 3.4.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA (including a Multiemployer Plan) which is subject to the funding requirements under Section 302 of ERISA or Section 412 of the Code, in whole or in part, and which is maintained or contributed to currently or at any time within the six years immediately preceding the Closing Date or, in the case of a Multiemployer Plan, at any time since September 2, 1974, by any Borrower or any ERISA Affiliate for employees of any Borrower or any ERISA Affiliate.

         "Permit" means any permit, certificate, approval, order, License, right-of-way (whether an easement, contract or agreement in any form) or other authorization.

         "Permitted Liens" mean:

               (a) Liens for taxes, assessments, governmental charges or claims that are


CREDIT AGREEMENT - Page 21
         being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

               (b) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

               (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

               (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

               (e) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries;

               (f) Liens (including extensions and renewals thereof) upon real or personal property purchased or leased after January 28, 1998, provided that (i) such Lien is created solely for the purpose of securing Debt incurred in compliance with Section 1011 of the Holdings Indenture or the Holdings Exchange Indenture to finance the cost (including the cost of design, development, construction, acquisition, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or to refinance any Debt previously so secured, (ii) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and
         (iii) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

               (g) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole;

               (h) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Borrower or its Subsidiaries relating to such property or assets;

               (i) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation or operating lease;

               (j) Liens arising from filing UCC financing statements regarding leases;


CREDIT AGREEMENT - Page 22

               (k) Liens on property of, or on shares of stock or Debt of, any corporation existing at the time such corporation becomes, or becomes a part of, any Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Borrower or any Subsidiary other than the property or assets acquired and were not created in contemplation of such transaction;

               (l)     Liens in favor of the Borrower or any Subsidiary;

               (m) Liens arising from the rendering of a final judgment or order against the Borrower or any Subsidiary of the Borrower that does not give rise to an Event of Default;

               (n) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

               (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (p) Liens encumbering customary initial deposits and margin deposits and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case, securing Debt under interest rate agreements and currency hedge agreements;

               (q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Closing Date;

               (r) Liens existing on January 28, 1998 or securing the Holdings Senior Notes or the Holdings Exchange Senior Notes or any guaranty of the Holdings Senior Notes or the Holdings Exchange Senior Notes;

               (s) Liens granted after the Closing Date on any assets, other than the Collateral, or Capital Stock of the Borrower or its Subsidiaries created in favor of the holders of the Holdings Senior Notes or the Holdings Exchange Senior Notes;

               (t) Liens securing Debt which is incurred to refinance secured Debt which is permitted to be incurred under clause (viii) of paragraph (b) of Section 1011 of the Holdings Indenture or the Holdings Exchange Indenture, provided that such Liens do not extend to or cover any property or assets of the Borrower or any Subsidiary of the Borrower other than the property or assets securing the Debt being refinanced;

               (u) Liens securing Debt under credit facilities incurred in compliance with clause (iv) of paragraph (b) of Section 1011 of the Holdings Indenture or the Holdings Exchange Indenture;

               (v) Liens granted by the Borrower to and in favor of Key Corporate Capital


CREDIT AGREEMENT - Page 23

         Inc. attaching to the following Properties of the Borrower and related Properties as more specifically described in the Receivables Financing Documents as in effect on the Closing Date: (i) all accounts, contract rights and other rights to receive payment for the provision of telecommunications services which have a situs in the U.S., other than the foregoing owing to the Borrower by any of its Subsidiaries (the "Receivables"), (ii) all proceeds, products, income and profits of any of the Receivables and the proceeds of any such proceeds, products, income and profits, and (iii) all right, title and interest of the Borrower in or to all instruments and documents covering or relating to the Receivables; and

               (w) Liens securing the Obligations in favor of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) pursuant to the Loan Documents;

provided, however, (A) that none of the Permitted Liens (except those in favor of the Administrative Agent securing the Obligations) referred to in clauses
(c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r),
(s), (t), (u) or (v) preceding may attach or relate to any Collateral, and (B) none of the Permitted Liens (except those in favor of the Administrative Agent securing the Obligations) may have a priority equal or prior to the Liens in favor of the Administrative Agent as security for the Obligations.

         "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

         "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA established or maintained or contributed to by any Loan Party or any ERISA Affiliate, including any Pension Plan.

         "Principal Office" means the principal office of the Administrative Agent in Richardson, Texas, presently located at 2221 Lakeside Blvd., Richardson, Texas 75082.

         "Prior Note" means that certain Promissory Note dated September 30, 1999, in the original principal amount of $21,716,880.38 made by the Borrower payable to the order of Nortel Networks.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Property" means property and assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the Closing Date.

         "Quarterly Date" means the last day of each March, June, September and December of each year, the first of which shall be December 31, 1999.

         "Receivables Financing Agreement" means that certain Loan Agreement dated as of May 24, 1999, by and between the Borrower and Key Corporate Capital Inc., as the same may be amended, modified or supplemented from time to time (provided, however, that, if the term "Receivables Financing Agreement" is used herein or in another Loan Document and the context


CREDIT AGREEMENT - Page 24
herein or in such other Loan Document in which such term is used specifically refers to the Receivables Financing Agreement as in existence or in effect as of a specific date, then the term "Receivables Financing Agreement" as used in such specific context shall mean the Receivables Financing Agreement as in existence or in effect as of such specific date without giving effect to any amendment, modification or supplement thereto entered into after such specific date).

         "Receivables Financing Documents" means the Receivables Financing Agreement and any and all agreements, documents and instruments executed and/or delivered in connection therewith.

         "Reference Bank" means Citibank, N.A.

         "Register" means as specified in Section 13.8(d).

         "Registered Note" means as specified in Section 2.2(b).

         "Registered Note Register" means as specified in Section 13.8(h).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Lender, any change after the Closing Date in any U.S. federal or state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, guidelines or requests applying to a class of lenders including such Lender of or under any U.S. federal or state or foreign laws or regulations (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, discharge, disposal, dispersement, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of Property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or ground water.

         "Remedial Action" means all actions required to (a) cleanup, remove, respond to, treat or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform studies and investigations on the extent and nature of any actual or suspected contamination, the remedy or remedies to be used or health effects or risks of such contamination, or (d) perform post-remedial monitoring, care or remedy of a contaminated site.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA other than any such event for which the 30-day notice requirement has been waived in regulations issued by the PBGC.

         "Required Lenders" means, at any date of determination, Lenders holding at least two-


CREDIT AGREEMENT - Page 25
thirds (in Dollar amount) of the sum of (a) the aggregate outstanding principal amount of the Loans, plus (b) the aggregate amount of the outstanding Commitments.

         "Required Payment" means as specified in Section 3.4.

         "Reserve Requirement" means, for any Eurodollar Loan of any Lender for any Interest Period therefor, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under any regulations of the Board of Governors of the Federal Reserve System (or any successor) by such Lender for deposits exceeding $1,000,000 against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lenders by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the Eurodollar Rate or the Adjusted Eurodollar Rate is to be determined or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

         "Responsible Officer" means, as to any Loan Party, the chief executive officer, the president, any vice president, the chief financial officer, the chief operating officer or the treasurer of such Person.

         "Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend or other distribution payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any Subordinated Debt;
(d) any loan, advance or payment to any officer, director or shareholder of the Borrower or any of its Subsidiaries (other than a shareholder consisting of the Borrower or a Wholly-Owned Subsidiary of the Borrower), exclusive of reasonable compensation paid to officers or directors paid in the ordinary course of business and exclusive of payments made for goods sold or services rendered which comply with Section 9.7; and (e) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; provided, however, that, for purposes of clause
(d) preceding, any payments of principal and/or interest with respect to any Debt owed or owing by the Borrower to Holdings shall not be deemed to be Restricted Payments.

         "Revolving Period" means the period commencing on the Closing Date and ending on the Commitment Termination Date.

         "Security Agreements" means the Borrower Security Agreement and any and all other security agreements and other agreements, documents or instruments evidencing or creating a Lien as security for the Obligations or any portion thereof in form and substance reasonably satisfactory to the Administrative Agent executed by any Loan Party, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, and any such


CREDIT AGREEMENT - Page 26
agreement, document or instrument subsequently executed in accordance or connection with this Agreement or any other Loan Document, and any and all amendments, modifications, supplements, renewals, extensions or restatements thereof.

         "Security Documents" means the Security Agreements and the Guaranties and any and all other security agreements, guaranties and other agreements, documents, instruments and financing statements now or hereafter executed and/or delivered by any Person, as they may be amended, modified, supplemented, renewed, extended or restated from time to time, as security or assurance for the payment or performance of the Obligations or any part thereof.

         "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subordinated Debt" means Debt of the Borrower which is contractually subordinated, in whole or in part, to the payment of the Obligations or any portion thereof.

         "Subordinated Debt Documents" means any and all other agreements, documents and instruments now or hereafter evidencing or governing any Subordinated Debt.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

         "Taxes" means any and all present or future taxes, levies, duties, imposts, assessments or other charges at any time assessed, levied, imposed or charged by any Governmental Authority.

         "Telecommunications Assets" means all assets, rights (contractual or otherwise) and Properties, whether tangible or intangible, used or intended for use in connection with a


CREDIT AGREEMENT - Page 27

Telecommunications Business.

         "Telecommunications Business" means the business of (a) transmitting, or providing services relating to the transmission of, voice, data or video through owned or leased transmission facilities, (b) constructing, creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (c) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those referred to in clause (a) or (b) preceding.

         "Type" means any type of Loan (i.e., a Base Rate Loan or Eurodollar
Loan).

         "UCC" means the Uniform Commercial Code as in effect in the State of New York and/or any other jurisdiction, the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Property created pursuant to any Security Document.

         "U.S." means the United States of America.

         "U.S. Nortel Networks Equipment" means as such term is defined in the Borrower Security Agreement.

         "U.S. Person" means a citizen or resident of the U.S., a corporation, partnership, limited liability company or other entity created or organized in or under any laws of the U.S. or any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

         "U.S. Taxes" means any Taxes imposed by or on behalf of the U.S. or any State of the U.S. or the District of Columbia or any taxing authority or other Governmental Authority of any of the foregoing.

         "Vendor" means Nortel Networks in its capacity as vendor under the Master Purchase Agreement.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors, managers or general partners (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of whose outstanding Capital Stock (other than directors' qualifying shares, if any) shall at the time be owned by such Person and/or one or more of its Wholly-Owned Subsidiaries; provided, however, that a Subsidiary of the Borrower which would be a Wholly-Owned Subsidiary of the Borrower but for the ownership of one percent (1.00%) or less of the Capital Stock of such Subsidiary by a Subsidiary of Holdings (or, in the case of FaciliCom International Sweden AB, by an unrelated entity) shall be deemed to constitute a Wholly-Owned Subsidiary of the Borrower.

         "World Access" means World Access, Inc., a Delaware corporation.


CREDIT AGREEMENT - Page 28

         "Year 2000 Compliant" means that (a) the services, products or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (b) neither the performance nor the functionality nor the business' provision of the services, products and other item(s) at issue will be affected by any dates/times prior to, on, after or spanning January 1, 2000. The design of the services, products and other item(s) at issue to ensure compliance with the "year 2000" representations and warranties and covenants contained in this Agreement includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999 and 2000. In particular, but without limitation, such design means that
(i) no value for current date/time will cause any error, interruption or decreased performance in or for such services, products and other item(s), (ii) all manipulations of date and time related data (including calculating, comparing, sequencing processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other services, products and/or items, (iii) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (iv) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (vi) the business' supply of the services, products and other item(s) will not be interrupted, delayed, decreased or otherwise affected by the advent of the year 2000.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "continuing", "continuation" or "continuance" means, in reference to any Default or Event of Default that has occurred, that such Default or Event of Default has not been either cured to the reasonable satisfaction of the Administrative Agent within the applicable grace period (if any) specified in this Agreement or the other Loan Documents (as applicable) or waived in writing by the requisite Lenders in accordance with Section 13.11. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. All references in this Agreement to any agreement shall be deemed to mean and refer to such agreement as it may be amended, modified or supplemented from time to time if (but only if) such amendment, modification or supplement has been approved by the Administrative Agent and the Required Lenders, is expressly referred to in such reference or is otherwise expressly permitted by the terms of this Agreement.

         Section 1.3  Accounting Terms and Determinations.

         (a)      Except as may be expressly provided herein to the contrary,
(i) all accounting terms (whether or not specifically defined herein) shall be construed in accordance with GAAP (subject to year end adjustments, if applicable) consistent with such accounting principles


CREDIT AGREEMENT - Page 29
applied in the preparation of the audited financial statements referred to in
Section 7.2(a), (ii) all financial information delivered to the Administrative Agent pursuant to Section 8.1 shall be prepared in accordance with GAAP (subject to year end adjustments, if applicable) applied on a basis consistent with such accounting principles applied in the preparation of the audited financial statements of the applicable Person referred to in Section 7.2 or in accordance with Section 8.7, and (iii) with respect to accounting terms or financial information defined or described in reference to a Person and its Consolidated Subsidiaries, all such terms and information shall be construed as applying to such Person and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

         (b) The Borrower shall deliver to the Administrative Agent and the Lenders, at the same time as the delivery of any annual or quarterly financial statement under Section 8.1, (i) a description, in reasonable detail, of any material variation between the application of GAAP employed in the preparation of the next preceding annual or quarterly financial statements prepared in accordance with Section 1.3(a) preceding as to which no reasonable objection has been made by the Administrative Agent and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

         (c) To enable the ready and consistent determination of compliance with the covenants set forth in this Agreement, the Borrower will not change the last day of its fiscal year from September 30 or the last days of the first three fiscal quarters of the Borrower in each of its fiscal years from December 31, March 31 and June 30, respectively; provided, however, that, after consummation of the Holdings Merger, the Borrower may change the last day of its fiscal year to December 31st and the last days of the first three fiscal quarters of the Borrower to March 31, June 30 and September 30, respectively.

         (d) Unless otherwise expressly provided herein to the contrary, all references herein to the Closing Date shall be deemed to mean and refer to the Closing Date after giving effect to all transactions which occur on or before such date.

         Section 1.4 Financial Covenants and Reporting. All financial statements and reports required to be delivered pursuant to this Agreement and the other Loan Documents, and all financial covenants (if any) contained in this Agreement, shall be prepared or determined (as applicable) in accordance with GAAP (except as may be expressly provided to the contrary herein) and, if and to the extent that such statements, reports or covenants are to be prepared or determined on a consolidated basis, shall be prepared or determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries except as may be expressly provided to the contrary herein.

                                   ARTICLE 2

                                     Loans

         Section 2.1 Commitments.

         (a) Loans. Subject to the terms and conditions of this Agreement (including, without limitation, Section 2.12(a)), each Lender severally agrees to make one or more loans to the Borrower from time to time from and including the Closing Date to but excluding the Commitment Termination Date up to but not exceeding the amount of such Lender's


CREDIT AGREEMENT - Page 30

Commitment as then in effect. (Such loans referred to in this Section 2.1(a) now or hereafter made by the Lenders to the Borrower, including, without limitation, such loans which remain outstanding after the Commitment Termination Date, are hereinafter collectively called the "Loans".) Subject to the foregoing limitations and the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Loans hereunder during (but not after) the Revolving Period.

         (b) Continuation and Conversion of Loans. Subject to the terms and conditions of this Agreement, the Borrower may borrow the Loans as Base Rate Loans or Eurodollar Loans and, until the Maturity Date, the Borrower may Continue Eurodollar Loans or Convert Loans of one Type into Loans of the other Type.

         (c) Lending Offices. Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

         Section 2.2 Notes.

         (a) Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B hereto dated the Closing Date (or such later date on which such Lender becomes a party to this Agreement), payable to the order of such Lender in a principal amount equal to the Commitment of such Lender and otherwise duly completed. Each Lender is hereby authorized by the Borrower to endorse on the schedule (or a continuation thereof) attached to the Note of such Lender, to the extent applicable, the date, amount and Type of and the Interest Period for each Loan made by such Lender to the Borrower and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided that any failure by such Lender to make any such endorsement shall not affect the obligations of the Borrower under any such Note or this Agreement in respect of any such Loan.

         (b) Registered Notes. Any Lender that is not a U.S. Person and that could become completely exempt from withholding of U.S. Taxes in respect of payment of any Obligations due to such Lender hereunder relating to any of its Loans if such Loans were in registered form for U.S. Federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange such Lender's Note evidencing its Loans for a promissory note registered as provided in Section 13.8(h) hereof (a "Registered Note"). Registered Notes may not be exchanged for Notes that are not in registered form.

         Section 2.3 Repayment of Loans. The Borrower shall pay to the Administrative Agent for the account of each Lender all outstanding principal of the Loans (and all outstanding principal of the Loans shall be due and payable in full) on the Maturity Date.

         Section 2.4       Interest.

         (a) Interest Rate. The Borrower shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender (or deemed made by such Lender with respect to a Loan assigned to such Lender after the making of such Loan) to the Borrower for the period commencing on the date of such Loan to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:


CREDIT AGREEMENT - Page 31

                  (i) during the periods such Loan is a Base Rate Loan, the lesser of (A) the Base Rate plus the Applicable Margin or (B) the Maximum Rate; and

                  (ii) during the periods such Loan is a Eurodollar Loan, the lesser of (A) the Adjusted Eurodollar Rate plus the Applicable Margin or (B) the Maximum Rate.

         (b) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

                  (i)    in the case of Base Rate Loans, on each Quarterly Date;

                  (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period;

                  (iii) upon the payment or prepayment (whether mandatory or optional) of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

                  (iv)   with respect to all Loans, on the Maturity Date.

         (c) Default Interest. Notwithstanding the foregoing, the Borrower shall pay to the Administrative Agent for the account of each Lender interest at the applicable Default Rate (i) at all times during which any Event of Default has occurred and is continuing, on any principal of any Loan outstanding, and (ii) to the fullest extent permitted by law, any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of such Lender which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand by the Administrative Agent.

         Section 2.5     Borrowing Procedure.

         (a) Standard Procedure. Borrower shall give the Administrative Agent notice of each borrowing hereunder in accordance with Section 2.9. Not later than 1:00 p.m. (New York, New York time) on the date specified for each borrowing hereunder, each Lender will make available the amount of the Loan to be made by it on such date to the Administrative Agent, at the Principal Office, in immediately available funds, for the account of the Borrower. The amount of each borrowing hereunder so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available, for and on behalf of the Borrower, in immediately available funds by no later than 1:00 p.m. (New York, New York time) and shall be advanced directly to the Vendor. Notwithstanding anything to the contrary contained in this Agreement, if and to the extent that Nortel Networks is a Lender under this Agreement, the Borrower further hereby irrevocably agrees that each Loan to be advanced by Nortel Networks to the Borrower in accordance with this Agreement may (in the discretion of Nortel Networks and if and to the extent that the proceeds of such Loan are to be paid to Nortel Networks) be effectively disbursed on the date set forth in the Notice of Borrowing for such disbursement to the Borrower by virtue of a credit in the amount of such Loan given to the


CREDIT AGREEMENT - Page 32

Borrower by the Vendor under the Master Purchase Agreement.

         (b) Automatic Advancement of Loans at the Election of the Administrative Agent. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent may, with the prior written consent of the Required Lenders, cause Loans to be advanced by the Lenders for and on behalf of the Borrower whether or not (i) any Notice of Borrowing is given in accordance with Section 2.9, (ii) any of the conditions precedent set forth in
Article 6 hereof are satisfied, (iii) any Default exists, or (iv) any other fact or circumstance exists, if (A) the Administrative Agent shall have given five Business Day's prior written notice to the Borrower of the Lenders' intention to make such Loans and (B) all proceeds of such Loans are used to pay the purchase price for Nortel Networks Goods and Services which has not been paid within 45 days after the date of invoice by the Vender therefor and/or to pay accrued late charges relating to such purchase price in accordance with the Master Purchase Agreement; provided, however, that the Administrative Agent may advance Loans to the Borrower on the Closing Date in an amount of up to $21,716,880.38 without the giving of any prior written notice to the Borrower of the Lenders' intention to do so, which advance on the Closing Date shall be used, in part, to pay all principal with respect to the Prior Note. All Loans advanced pursuant to this Section 2.5(b) shall be advanced as Base Rate Loans (but, after such advancement, may be Converted to Eurodollar Loans in accordance with this Agreement). The Borrower irrevocably agrees that it will, on the Closing Date, execute and deliver to the Administrative Agent a Notice of Borrowing and thereby request that the Lenders make Loans in the aggregate amount of $21,716,880.38 to the Borrower on the Closing Date; provided, however, that, notwithstanding anything to the contrary contained in Section 2.9, such Notice of Borrowing need not be provided to the Administrative Agent prior to the Closing Date.

         Section 2.6 Optional Prepayments, Conversions and Continuations of Loans. Subject to Section 2.8, the Borrower shall have the right from time to time to prepay the Loans in whole or in part, to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Eurodollar Loans; provided that: (a) the Borrower shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.9,
(b) Eurodollar Loans may only be Converted on the last day of the Interest Period and any prepayment of Eurodollar Loans on any day other than the last day of the Interest Period shall be subject to payment of the additional compensation specified in Section 4.5, (c) except for Conversions of Eurodollar Loans into Base Rate Loans, no Conversions or Continuations shall be made while an Event of Default has occurred and is continuing, and (d) optional prepayments of the Loans shall be applied to the principal of the Loans in the inverse order of the maturities of the then remaining installments (if any) of such Loans.

         Section 2.7       Mandatory Prepayments.

         (a) Dispositions of Collateral The Borrower shall, concurrently with the sale or other disposition of any U.S. Nortel Networks Equipment constituting Collateral, pay to the Administrative Agent, as a prepayment of the Loans, an aggregate amount equal to the Net Proceeds of any such sale or other disposition. (Nothing contained in this Section 2.7(a) shall be deemed to constitute any authorization to sell or otherwise dispose of any of the Collateral except in accordance with Section 9.8.)

         (b) Application of Mandatory Prepayments. All prepayments pursuant to Section


CREDIT AGREEMENT - Page 33

2.7(a) shall be applied to the principal of the Loans in the inverse order of the maturities of the then remaining installments (if any) of the Loans and then to the remaining outstanding Obligations in such order as the Administrative Agent may determine.

         (c) No Reborrowing. No amounts of the Loans prepaid pursuant to this Section 2.7 may be reborrowed.

         Section 2.8 Minimum Amounts. Except for Conversions and prepayments pursuant to Section 2.7 and Article 4, each borrowing, each Conversion and each optional prepayment of principal of the Loans shall be, unless otherwise agreed by the Administrative Agent, in an amount at least equal to $500,000 or an integral multiple of $100,000 in excess thereof (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period); provided, however, that borrowings in accordance with Section 2.5(b) may be in any amount.

         Section 2.9 Certain Notices. Subject to Section 2.5(b), notices by the Borrower to the Administrative Agent of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York, New York, time) on the applicable Business Day prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                                  Number of
         Notice                                                              Business Days Prior
         ------                                                              -------------------

Terminations or Reductions of Commitments                                             1
------------------------------------------------------------------------------------------------
Borrowings of Loans which are Base Rate Loans,  and  Conversions  of
Eurodollar Loans into Base Rate Loans                                                 3
------------------------------------------------------------------------------------------------
Borrowings or  Continuations  of Loans which are  Eurodollar  Loans,
and Conversions of Base Rate Loans into Eurodollar Loans                              3
------------------------------------------------------------------------------------------------
Prepayments of Loans                                                                  2
------------------------------------------------------------------------------------------------

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Subject to Section 2.5(b), each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.8 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Subject to Section 2.5(b), each such notice of termination, reduction, borrowing, Conversion, Continuation or prepayment shall be in the form of Exhibit C


CREDIT AGREEMENT - Page 34
hereto, appropriately completed as applicable. Each notice of borrowing (a "Notice of Borrowing") (a) shall certify that all proceeds of the requested Loans are, concurrently with the making of such Loans, being used by the Borrower for the purpose specified in Section 2.10 and (b) shall be accompanied by such other evidence as to use of the proceeds of such borrowing, as the Administrative Agent may reasonably request from time to time. Subject to
Section 2.5(b), each notice which includes reference to the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 2.9, such Loan (if outstanding as Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of preceding Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Borrower may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate.

         Section 2.10      Use of Proceeds.

         (a) Loans. The Borrower agrees that all proceeds of the Loans shall be used (i) to refinance the principal amount of all Debt outstanding under the Prior Note, (ii) to finance the purchase price for Nortel Networks Goods and Services provided by the Vendor under the Master Purchase Agreement, excluding sales and use taxes and freight charges, and (iii) to pay accrued late charges and/or other amounts payable by the Borrower to the Vendor under the Master Purchase Agreement.

         (b) Margin Stock. None of the proceeds of any Loan may be used to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or to purchase or carry any margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System).

         Section 2.11 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents on all Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless, in the case of interest or fees which constitute interest (if applicable), such calculation would result in a usurious rate, in which case interest or fees which constitute interest (if applicable) shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 2.12      Termination or Reduction of Commitments.

         (a) Subject to Section 2.12(d), each of the Commitments shall automatically terminate upon the occurrence of any Change in Control.

         (b) Subject to Section 2.12(d), the Borrower shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time prior to the Commitment Termination Date; provided, however, that (i) no such termination or reduction shall be effective unless the Borrower shall have given notice of each such termination or reduction as provided in Section 2.9 and (ii) each partial reduction of the Commitments shall be


CREDIT AGREEMENT - Page 35
in an aggregate amount at least equal to $500,000 or an integral multiple of $100,000 in excess thereof.

         (c) Subject to Section 2.12(d), the Commitments may not be reinstated after they have been terminated or increased after they have been reduced.

         (d) Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Administrative Agent, the Commitments may not be terminated at any time when Nortel Networks Goods and Services have been ordered under the Master Purchase Agreement and have not been fully paid for and the Commitments may not be reduced at any time to an amount which is less than the aggregate amount that, at such time, the Borrower may thereafter be required to pay to the Vendor under the Master Purchase Agreement based upon Nortel Networks Goods and Services which have been ordered under the Master Purchase Agreement.

                                   ARTICLE 3

                                    Payments

         Section 3.1 Method of Payment. All payments of principal, interest, fees and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Administrative Agent at the Principal Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 1:00 p.m. (New York, New York time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Administrative Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment to the Obligations in such order and manner as the Administrative Agent may elect, subject to Section 3.2). Upon the occurrence and during the continuation of an Event of Default, all proceeds of any Collateral and all other funds of the Borrower in the possession of the Administrative Agent or any Lender may be applied by the Administrative Agent to the Obligations in such order and manner as the Administrative Agent may elect, subject to Section 3.2. Each payment received by the Administrative Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         Section 3.2 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) each Loan shall be made by the Lenders under
Section 2.1, and each termination or reduction of the Commitments under Section
2.12 shall be applied to the Commitments of the Lenders, pro rata according to the respective unused Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section


CREDIT AGREEMENT - Page 36

4.4) shall be made pro rata among the Lenders holding Loans of such Type according to the amounts of their respective Commitments; (c) each payment and prepayment by the Borrower of principal of or interest on Loans of a particular Type shall be made to the Administrative Agent for the account of the Lenders holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Lenders holding Loans of such Type pro rata according to the respective principal amounts held by such Lenders.

         Section 3.3 Sharing of Payments, etc. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such adjustments from time to time, as shall be equitable to the end that all the Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations held by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of the Borrower.

         Section 3.4 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         Section 3.5       Taxes.

         (a) All payments by the Borrower of principal of and interest on the Loans and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without withholding or deduction by reason of, any present or future Other Taxes. If any Other Taxes are so levied or imposed, the Borrower will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and of all other amounts


CREDIT AGREEMENT - Page 37
payable by it under the Loan Documents, after withholding or deduction for or on account of any such Other Taxes (including any tax imposed on or measured by net income of a Lender attributable to payments made to or on behalf of a Lender pursuant to this Section 3.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided that the Borrower shall not have any obligation to pay such additional amounts to any Lender to the extent that such Other Taxes are levied or imposed by reason of the failure of such Lender to comply with the provisions of Section 3.6), (ii) make such withholding or deduction and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, the Borrower will, upon written request of any Lender, reimburse each such Lender for the amount of (A) such Other Taxes so levied or imposed by any Governmental Authority and paid by such Lender as a result of payments made by the Borrower under or with respect to the Loans other than such Other Taxes previously withheld or deducted by the Borrower which have previously resulted in the payment of the required additional amount to such Lender, and (B) such Other Taxes so levied or imposed with respect to any Lender reimbursement under the foregoing clause (A), so that the net amount received by such Lender (net of payments made under or with respect to the Loans) after such reimbursement will not be less than the net amount such Lender would have received if such Other Taxes on such reimbursement had not been levied or imposed. The Borrower shall furnish promptly to the Administrative Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction.

         (b) The Borrower will indemnify the Administrative Agent and each Lender (without duplication) against, and reimburse the Administrative Agent and each Lender for, all Other Taxes (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected) on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "reimbursable taxes"). Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

         (c) Without prejudice to the survival of any other term or provision of this Agreement, the obligations of the Borrower under this Section
3.5 shall survive the payment of the Loans and the other Obligations and termination of the Commitments.

         Section 3.6 Withholding Tax Exemption. Each Lender that is not incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Closing Date or the date upon which it initially becomes a party to this Agreement and if it is legally able to do so, deliver to the Borrower and the Administrative Agent, two duly completed copies of U.S. Internal Revenue Service Form W-8ECI or W-8BEN or other equivalent successor forms, as appropriate, certifying in any case that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form W-8ECI or W-8BEN or other equivalent successor forms, as appropriate, further undertakes to deliver to the Borrower and the Administrative Agent, two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the


CREDIT AGREEMENT - Page 38

Administrative Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.

         Section 3.7 Reinstatement of Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if the payment of any amount of principal of or interest with respect to the Loans or any other amount of the Obligations, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents (including, without limitation, this Agreement, the Notes and the Security Documents), and (c) all Liens for the benefit of the Administrative Agent and the Lenders created under or evidenced by the Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

         Section 3.8 No Force Majeure, Disputes. The Borrower's obligation to pay all amounts due under the Loans and the other Obligations shall not be affected by (a) any set-off, counterclaim, recoupment, deduction, abatement, suspension, diminution, reduction, defense or other right which the Borrower may have against the Vendor for any reason whatsoever arising under or pursuant to the Master Purchase Agreement or otherwise relating to the purchase of goods or services from the Vendor, (b) any defect in the condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any equipment or material or service provided by the Vendor, (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Borrower or affecting any of its Properties, (d) any action of any Governmental Authority or any damage to or destruction of or any taking of the Borrower's Property or any part thereof, (e) any change, waiver, extension, indulgence or failure to perform or comply with, or other action or omission herein or in the other Loan Documents (except for express written modifications to this Agreement or other Loan Documents as and in the manner permitted under this Agreement or the other Loan Documents), (f) any dissolution of the Borrower, (g) any inability or illegality with respect to the use or ownership of the Borrower's Property, (h) any failure to obtain, or expiration, suspension or other termination of, or interruption to, any required licenses, permits, consents, authorizations, approvals or other legal requirements, (i) the invalidity or unenforceability of any of the Loan Documents or any other infirmity therein or any lack of power or authority of the Administrative Agent or any Lender or the Borrower, or (j) any other event or circumstance whatsoever, whether or not similar to any of the foregoing and whether or not the Borrower shall have notice or knowledge of any of the foregoing, it being the intention of the Administrative Agent and the Lenders and the Borrower that the Obligations of the Borrower shall be absolute and unconditional and shall be separate and independent covenants and agreements and shall continue unaffected unless the requirements to pay or perform the same shall have been terminated pursuant to an express provision thereof or of any of the other Loan Documents.


CREDIT AGREEMENT - Page 39

                                    ARTICLE 4

                         Yield Protection and Illegality

         Section 4.1       Additional Costs.

         (a) The Borrower shall pay directly to each Lender from time to time, promptly upon the request of such Lender, the reasonable costs incurred by such Lender which such Lender reasonably determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any of such Loans, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or obligations (such increases in reasonable costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than Excluded Taxes);

                  (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in
         Section 1.1 hereof, but excluding the Reserve Requirement to the extent it is included in the calculation of the Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition affecting this Agreement or the Notes or any extensions of credit or liabilities or commitments contemplated hereunder or thereunder.

Each Lender will notify the Borrower (with a copy to the Administrative Agent) of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 4.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Lender will, in a reasonably prompt fashion after it is able to do so, furnish the Borrower with a certificate setting forth the basis, calculation and amount of each request of such Lender for compensation under this Section 4.1(a). If any Lender requests compensation from the Borrower under this Section 4.1(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue making, or Convert Base Rate Loans into, Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

         (b) Without limiting the effect of the foregoing provisions of this
Section 4.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue making, or Convert


CREDIT AGREEMENT - Page 40

Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.4 hereof shall be applicable).

         (c) Determinations and allocations by any Lender for purposes of this
Section 4.1 of the effect of any Regulatory Change on its costs of maintaining its obligation to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

         Section 4.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Loans for any Interest Period therefor:

         (a) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in
Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

         (b) the Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" or "Adjusted Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Loans for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

         Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans or (b) maintain Eurodollar Loans, then such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) thereof and such Lender's obligation to make or maintain Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 4.4 hereof shall be applicable).

         Section 4.4 Treatment of Affected Loans. If the obligation of any Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans is suspended pursuant to Section 4.1 or 4.3 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for the Eurodollar Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3 hereof, on such earlier date as


CREDIT AGREEMENT -  Page 41
such Lender may specify to the Borrower with a copy to the Administrative
Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof which gave rise to such Conversion no longer exist (as a result of Section 4.8 or Section 4.9 or otherwise):

         (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made as or Converted into Base Rate Loans and all Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower that the circumstances specified in
Section 4.1 or 4.3 hereof which gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

         Section 4.5 Compensation. The Borrower shall pay to the Administrative Agent for the account of each Lender, promptly upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss (excluding lost profits), cost or expense incurred by it as a result of:

         (a) Any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the outstanding Loans pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Loan; or

         (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article 6 to be satisfied) to borrow, Convert or prepay a Eurodollar Loan on the date for such borrowing, Conversion or prepayment specified in the relevant notice of borrowing, prepayment or Conversion under this Agreement.

Each Lender will, in a reasonably prompt fashion after it is able to do so, furnish the Borrower with a certificate setting forth the basis, calculation and amount of each request of such Lender for compensation under this Section 4.5.

         Section 4.6 Capital Adequacy. If, after the Closing Date, any Lender shall have determined that the adoption or implementation (after the Closing
Date) of any applicable law, rule or regulation regarding capital adequacy (including, without limitation, any law, rule or regulation implementing the Basle Accord), or any change (after the Closing Date) therein, or any change (after the Closing Date) in the interpretation or administration thereof by any central


CREDIT AGREEMENT - Page 42
bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance (after the Closing Date) by such Lender (or its parent) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within ten Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section
4.6 and setting forth, in reasonable detail, the additional amount or amounts to be paid to it hereunder and the calculations for arriving at such amount or amounts shall be conclusive absent manifest error, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

         Section 4.7 Additional Interest on Eurodollar Loans. Without duplication of Section 2.4 or amounts directly included in the definition of the term "Adjusted Eurodollar Rate", the Borrower shall pay, directly to each Lender from time to time, additional interest on the unpaid principal amount of each Eurodollar Loan held by such Lender, from the date of the making of such Eurodollar Loan until such principal amount is paid in full, at an interest rate per annum determined by such Lender in good faith equal to the positive remainder (if any) of (a) the Adjusted Eurodollar Rate applicable to such Eurodollar Loan minus (b) the Eurodollar Rate applicable to such Eurodollar Loan. Each payment of additional interest pursuant to this Section 4.7 shall be payable by the Borrower on each date upon which interest is payable on such Eurodollar Loan pursuant to Section 2.4(b); provided, however, that the Borrower shall not be obligated to make any such payment of additional interest until the first Business Day after the date when the Borrower has been informed (i) that such Lender is subject to a Reserve Requirement and (ii) of the amount of such Reserve Requirement (after which time the Borrower shall be obligated to make all such payments of additional interest, including, without limitation, such payment of additional interest that otherwise would have been payable by the Borrower on or prior to such time had the Borrower been earlier informed).

         Section 4.8 Replacement of Lenders. If at any time a Lender becomes a Gross Up Lender, the Borrower shall have the right to replace such Lender with another Person; provided that (a) such other Person shall be an Eligible Assignee and such other Person shall execute an Assignment and Acceptance, (b) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find such a replacement lender, (c) in the event of a replacement of a Gross Up Lender, in order for the Borrower to be entitled to replace such Lender, such replacement must take place no later than 180 days after the date the Gross Up Lender shall notify the Borrower and the Administrative Agent of its desire to be paid any amounts pursuant to Section 3.5, 4.1 or 4.6, and (d) if the Borrower replaces one Gross Up Lender, it must replace all Gross Up Lenders or replace all Gross Up Lenders on a pro rata basis. Each Lender agrees to its replacement as a Lender at the option of the Borrower pursuant to this
Section 4.8 and in accordance with Section 13.8; provided that the successor Lender shall purchase without


CREDIT AGREEMENT - Page 43
recourse such Lender's interest in the Obligations of the Borrower to such Lender for cash in an aggregate amount equal to the aggregate unpaid principal thereof, all unpaid interest accrued thereon, all unpaid commitment fees accrued for the account of such Lender, any breakage costs incurred by the selling Lender because of the prepayment of any Eurodollar Loans, all other fees (if any) applicable thereto and all other amounts (including any amounts under this
Article 4) then owing to such Lender hereunder or under any other Loan Document.

         Section 4.9 Change of Applicable Lending Office. In the event that any Lender has requested compensation from the Borrower in accordance with Section 3.5, 4.1(a) or 4.6, or in the event that any Lender's obligation to make or maintain Eurodollar Loans is suspended in accordance with Section 4.3, then such Lender shall, if requested to do so by the Borrower, designate a different applicable lending office for the applicable Loans of such Lender if such designation will avoid the need for, or reduce the amount of, such compensation or will avoid the illegality of making or maintaining Eurodollar Loans (as applicable) and if such designation will not, in the sole opinion of such Lender, violate any law, rule or regulation or be in any way disadvantageous to such Lender in any material respect.

                                    ARTICLE 5

                                    Security

         Section 5.1 Collateral. To secure the full and complete payment and performance of the Obligations, the Borrower will grant to the Administrative Agent for the benefit of the Administrative Agent and the Lenders a perfected, first priority Lien on all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, pursuant to the Security Agreements.

         Section 5.2 Guaranties. The Borrower will cause Holdings to Guarantee the payment and performance of the Obligations pursuant to a Guaranty.

         Section 5.3 Landlord Waivers or Subordinations. With respect to each lease of real Property executed by the Borrower or any of its Subsidiaries or Affiliates whereat any of the Collateral constituting switches is located, the Borrower will, and will cause each of its Subsidiaries or Affiliates (as applicable) to, use its best efforts to obtain, within 30 days after the Closing Date and continuing thereafter as may be necessary or appropriate to obtain the same, waivers or subordinations of landlord's Liens from each lessor and other agreements from such lessor and its lenders necessary or appropriate to ensure Administrative Agent's perfected, first priority Lien on the Collateral affected thereby and the Administrative Agent's access to such Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent.

         Section 5.4 Further Assurances. In addition to the foregoing, the Borrower shall, and shall cause each of the other Loan Parties and other appropriate Persons (as applicable) to, execute and/or deliver such further agreements, documents and instruments (including, without limitation, financing statements) as the Administrative Agent may reasonably request in order for it to obtain and maintain the perfected, first priority Liens to be granted in accordance with this Article 5.


CREDIT AGREEMENT - Page 44

         Section 5.5 Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without prior notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding any trust accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement, such Lender's Note or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, such Lender's Note or any such other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Administrative Agent) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                                    ARTICLE 6

                              Conditions Precedent

         Section 6.1 Initial Extension of Credit. The obligation of each Lender to make its initial Loan under this Agreement is subject to the receipt by the Administrative Agent, on or before the Closing Date, of all of the following in form and substance satisfactory to the Administrative Agent and the Lenders and, in the case of actions to be taken, the taking of the following required actions and evidence that such actions have been taken to the satisfaction of the Administrative Agent:

         (a) Resolutions. Resolutions of the board of directors or equivalent governing body (as applicable) certified by the Secretary or an Assistant Secretary or equivalent officer or representative of each Loan Party which authorize the execution, delivery and performance by such Loan Party of the Loan Documents to which it is or is to be a party;

         (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary (or other analogous officer or representative) of each Loan Party certifying as to the name of each officer or other representative of such Loan Party (i) who is authorized to sign the Loan Documents to which it is or is to be a party (including any certificates contemplated therein), together with specimen signatures of each such officer or other representative, and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

         (c) Articles of Incorporation. The certificate of incorporation or articles of incorporation, articles of association, certificate of formation or other analogous constitutional documents of each Loan Party certified by the Secretary of State or other applicable Governmental Authority of the state of incorporation or organization of such entity and dated as of a Current Date;

         (d) Bylaws. The bylaws, regulations, operating agreement or other analogous constitutional documents of each Loan Party certified by its Secretary or an Assistant Secretary


CREDIT AGREEMENT - Page 45

(or other analogous officer or representative);

         (e) Governmental Certificates. Certificates of appropriate officials as to the existence and good standing of each of the Loan Parties in its jurisdiction of incorporation or organization or formation and in all jurisdictions in which such Loan Party is qualified or is required to qualify to do business as a foreign entity, each such certificate to be dated as of a Current Date;

         (f) Notes. The Notes duly completed and executed by the Borrower (one payable to the order of each Lender with respect to its Commitment);

         (g) Security Agreements and Other Security Documents. A Security Agreement executed by the Borrower pertaining to the Collateral, together with all related financing statements and other filings, and, with respect to each existing lease of real Property where Collateral constituting switches is located and if and to the extent required by Section 5.3, waivers or subordinations of landlord's Liens from each lessor and other agreements from such lessor and its lenders necessary or appropriate to ensure Administrative Agent's perfected, first priority Lien on the Collateral affected thereby and the Administrative Agent's access to such Collateral or real Property, in each case in form and substance reasonably satisfactory to the Administrative Agent;

         (h) Insurance Certificates and Policies. Certificates evidencing all insurance policies required by this Agreement and the other Loan Documents and, if requested by the Administrative Agent, copies of all such insurance policies;

         (i) Lien Searches. Lien searches in the name of each of the Loan Parties (and in all names under which any of them has done business within the last five years) in each jurisdiction where such Loan Party maintains an office or has Property, showing no financing statements or other Lien instruments of record affecting the Collateral except for Permitted Liens and Liens being released prior to or concurrently with the making of the initial Loan;

         (j) Master Purchase Agreement. The Master Purchase Agreement dated as of January 1, 1998 shall be in full force and effect, and the Administrative Agent shall have received a photocopy of the Master Purchase Agreement as so executed and delivered, certified by a Responsible Officer of the Borrower as being a true and correct copy of such document;

         (k) Payment of Fees and Expenses. The Borrower shall have paid all reasonable fees, costs and expenses of or incurred by the Administrative Agent and its counsel to the extent billed on or before the Closing Date and payable pursuant to this Agreement;

         (l) Compliance with Laws. The Borrower and the other Loan Parties shall have complied in all material respects with all Governmental Requirements necessary to execute and deliver this Agreement and the other Loan Documents and to perform and consummate the transactions contemplated by this Agreement and the other Loan Documents;

         (m) No Prohibitions. No Governmental Requirement shall prohibit the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated by this Agreement or any other Loan Document, and no order, judgment or decree of any Governmental Authority or arbitrator shall, and no litigation or other


CREDIT AGREEMENT - Page 46
proceeding shall be pending or, to the Borrower's knowledge, threatened which would, enjoin, prohibit, restrain or otherwise adversely affect in any material manner the execution or delivery of this Agreement or any other Loan Document or the performance or consummation of the transactions contemplated by this Agreement or any other Loan Document or otherwise have a Material Adverse Effect;

         (n) Financial Statements. Copies of each of the financial statements referred to in Section 7.2, in each case as certified by a Responsible Officer of the applicable Loan Party as having been prepared in accordance with GAAP and as fairly presenting the financial condition of the applicable Loan Party as of the respective dates indicated therein and results of operations for the respective periods indicated therein;

         (o) Opinions of Counsel. Favorable legal opinions of counsel for the Loan Parties, in form and substance and reasonably satisfactory to the Administrative Agent, with respect to the Loan Parties and with respect to the Loan Documents;

         (p) Business Plan. A copy of the Business Plan in form and substance reasonably satisfactory to the Administrative Agent;

         (q) Material Agreements. A true and correct and fully executed copy of each of (i) the Holdings Merger Agreement, (ii) the Holdings Senior Notes Documents, and (iii) the Receivables Financing Documents;

         (r) Waivers and Consents. To the extent not referred to in clause (g) preceding, copies of all material waivers and consents necessary for the execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is a party, including, without limitation, any (if any) waivers and consents which may be necessary or appropriate therefor with respect to the Master Purchase Agreement, the Holdings Senior Notes Documents, the Holdings Exchange Senior Notes Documents and the Receivables Financing Documents as the Administrative Agent may reasonably require, which waivers and consents shall be certified by a Responsible Officer of the Borrower as true and correct copies of such consents as of the Closing Date;

         (s) No Material Adverse Change. As of the Closing Date, no material adverse change shall have occurred with respect to the businesses, assets, financial condition, results of operations, operations, capitalization, indebtedness, liabilities, obligations, profitability or prospects or Properties or of the general affairs or management of Holdings and its Subsidiaries, taken as a whole, or of the Borrower individually or of the Borrower and its Subsidiaries taken as a whole, in each case since June 30, 1999;

         (t) Solvency. A certificate certifying that each of (a) Holdings and its Subsidiaries on a consolidated basis and (b) the Borrower and its Subsidiaries on a consolidated basis, is Solvent; and

         (u) Repayment of Prior Note. The Debt evidenced by the Prior Note shall have been paid in full concurrently with the making of the initial Loan under this Agreement.

The Borrower shall deliver, or cause to be delivered, to the Administrative Agent sufficient


CREDIT AGREEMENT - Page 47
counterparts of each agreement, document or instrument to be received by the Administrative Agent under this Section 6. 1 to permit the Administrative Agent to distribute a copy of the same to each of the Lenders. After the request of the Borrower, the Administrative Agent shall inform the Borrower in writing as to the status of satisfaction of the conditions precedent set forth in this
Section 6.1.

         Section 6.2 All Extensions of Credit. Subject to Section 2.5, the obligation of each Lender to make any Loan (including the initial Loan) under this Agreement is subject to the satisfaction of each of the following additional conditions precedent:

         (a) No Default or Material Adverse Effect. No Default or Material Adverse Effect shall have occurred and be continuing, or would result from such Loan;

         (b) Representations and Warranties. All of the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date (it being agreed and understood that any representation or warranty which by its terms is made only as of a specific date or dates shall be required to be true and correct only as of such specific date or dates);

         (c) Use of Proceeds. The Borrower shall have certified to the Administrative Agent that all proceeds of the Loans then being made by the Lenders are, concurrently with the making of such Loans, being used by the Borrower for the purposes specified in Section 2.10; and

         (d) Master Purchase Agreement. The Master Purchase Agreement dated as of January 1, 1998 shall not have been terminated by the Borrower.

Each notice of borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in this Section 6.2 have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

         Section 6.3 Closing Certificates. The Borrower shall, concurrently with the Closing Date (with respect to the conditions precedent set forth in Section 6.1) and concurrently with the date of the making of each other Loan if requested by the Administrative Agent (with respect to the conditions precedent set forth in Section 6.2), execute and deliver to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the satisfaction of each of the conditions precedent set forth in Section 6.1 (with respect to the certificate to be executed concurrently with the Closing Date) or Section 6.2 (with respect to any certificate to be executed thereafter) which are required to be satisfied on or before such date (without regard to whether such matters are, in fact, satisfactory to the Administrative Agent to the extent that such satisfaction is required hereunder).


CREDIT AGREEMENT - Page 48

                                   ARTICLE 7

                         Representations and Warranties

         The Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are and, after giving effect to the funding of the initial Loans on the Closing Date and continuing thereafter as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, will be true and correct (it being agreed and understood that any representation or warranty which by its terms is made only as of a specific date shall be required to be true and correct only as of such specific date):

         Section 7.1 Existence. Each Loan Party (a) is a limited liability company (with respect to the Borrower), a corporation (with respect to Holdings) or other entity (as applicable, with respect to the other Loan Parties) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), (b) has, in all material respects, all requisite power and authority to own its Properties and carry on its business as now conducted, and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. Each of the Loan Parties has the power and authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is or may become a party.

         Section 7.2       Financial Statements.

         (a) The Borrower has delivered to the Administrative Agent and the Lenders (i) the audited consolidated financial statements (including balance sheet and statements of income or operations, shareholders' equity and cash flows) of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) as of and for the fiscal year ended September 30, 1998, and (ii) unaudited consolidated financial statements (including balance sheets and statements of income or operations, shareholders' equity and cash flows) of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) as of and for the fiscal quarter ended June 30, 1999. All financial statements required to be delivered to the Administrative Agent in accordance with this Agreement (including, without limitation, those referred to in the immediately preceding sentence) have been or will be (as applicable) prepared in accordance with GAAP and fairly and accurately present or will fairly and accurately present (as applicable), on a consolidated and consolidating (where applicable) basis, the financial condition of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) as of such dates and the results of operations for the respective periods indicated therein. There has not been, as of the Closing Date, any material adverse change in the financial condition, results of operations, businesses, operations, Properties, capitalization, assets, liabilities or prospects of Holdings and its Subsidiaries taken as a whole, or of the Borrower on an individual basis or of the Borrower and its Subsidiaries taken as a whole, since June 30, 1999.

         (b) The Business Plan (including, without limitation, the financial projections contained therein) represents, as of the Closing Date, the good faith estimate of the Borrower and its senior management concerning the probable financial condition and performance of the Borrower and its Subsidiaries for the time period covered thereunder based upon the assumptions believed to be reasonable at the time made.

         Section 7.3 Corporate Action; No Breach. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which it is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all


CREDIT AGREEMENT - Page 49
requisite entity action and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of association, articles of incorporation, certificate of formation, articles of organization, bylaws, operating agreement, regulations or other constitutional documents of such Loan Party, (ii) in any material respect, any Governmental Requirement (including, without limitation, the Communications Act, any rule or regulation of the FCC or any rule or regulation of any federal or state public utility commission or other Governmental Authority) or any order, writ, injunction or decree of any Governmental Authority or arbitrator, or (iii) in any material respect, any material agreement, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its Property is bound or subject, or (b) in any material respect, constitute a default under any such material agreement, document or instrument, or result in the creation or imposition of any Lien (except a Lien in favor of the Administrative Agent for and on behalf of the Lenders under the Security Documents as provided in Article
5) upon any of the revenues or Property of any Loan Party.

         Section 7.4 Operation of Business; Licenses and Permits. Each Loan Party (a) possesses all material Licenses, Permits, franchises and authorizations necessary or appropriate to conduct its businesses substantially as now conducted and as to be conducted as contemplated by the Business Plan, except where failure to possess the same could not reasonably be expected to have a Material Adverse Effect and (b) has complied, in all material respects, with all initial and on-going conditions to the issuance and use of all such material Licenses, Permits, franchises and authorizations, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, none of such Persons is in violation of any such material Licenses, Permits, franchises or authorizations which could be expected to result in any termination or cessation thereof. All such material Licenses and Permits which are material to the business or operations of the Borrower and/or its Subsidiaries have been duly issued by the appropriate Governmental Authority (as applicable) and are in full force and effect, and all provisions of such Licenses and Permits have been complied with in all material respects. As of the Closing Date, no such material License or Permit is subject to any pending or, to the knowledge of the Borrower, threatened revocation or termination proceeding or action.

         Section 7.5 Intellectual Property. Each Loan Party owns or possesses (or will be licensed or have the full right to use) all Intellectual Property which is necessary or appropriate for the operation of its businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others, except where failure to own or possess the same could not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not materially alter or impair, individually or in the aggregate, any of such rights of such Persons. No product or service of any Loan Party infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Borrower, threatened against any such Person contesting its right to sell or otherwise use any product or material or service, in each case which could reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, there is no violation by any Loan Party of any right of such Person with respect to any Intellectual Property owned or used by such Person, except where such violation could not reasonably be expected to have a Material Adverse Effect.

         Section 7.6 Litigation and Judgments. Each material action, suit, investigation or proceeding in any court or before any arbitrator or mediator or before or by any Governmental Authority (whether or not any Governmental Authority is a party thereto) pending or, to the


CREDIT AGREEMENT - Page 50
knowledge of the Borrower, threatened against or affecting any Loan Party, or that relates to any of the Loan Documents as of the Closing Date, is disclosed on Schedule 7.6. None of such actions, suits, investigations or proceedings could, if adversely determined, reasonably be expected to have a Material Adverse Effect. Except as may be disclosed on Schedule 7.6, as of the Closing Date, there are no outstanding judgments against any Loan Party.

         Section 7.7 Rights in Properties; Liens. Each Loan Party has good and marketable title to or, with respect to leasehold interests, valid leasehold interests in all of its material Properties and assets, real and personal, including the material Properties, assets and leasehold interests reflected in the financial statements described in Section 7.2(a), except where failure to have good and marketable title or valid leasehold interests could not reasonably be expected to have a Material Adverse Effect, and none of the Properties or leasehold interests of any of the Loan Parties is subject to any Lien, except Permitted Liens. No Loan Party has granted or voluntarily allowed or permitted to exist any Lien to or in favor of any Person (other than the Administrative Agent for and on behalf of the Lenders as security for the Obligations) which attaches or relates to any of the Collateral and the Liens on the Collateral in favor of the Administrative Agent are perfected, first priority Liens.

         Section 7.8 Enforceability. The Loan Documents have been duly and validly executed and delivered by each of the Loan Parties that is a party thereto, and such Loan Documents constitute the legal, valid and binding obligations of such Persons, enforceable against each such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 7.9 Approvals. No authorization, approval or consent of, and no filing or registration with or notice to, any Governmental Authority (including the FCC) or third party is or will be necessary for the execution, delivery or performance by any Loan Party of any of the Loan Documents to which it is or will be a party or for the validity or enforceability thereof, except for such consents, approvals and filings as have been validly obtained or made and are in full force and effect. The consummation of the transactions contemplated by the Loan Documents does not require the consent or approval of any other Person, except such consents and approvals (a) as have been validly obtained and are in full force and effect or (b) as to which the failure to obtain is not, individually or in the aggregate, material. No Loan Party has failed to obtain any consent, approval, License, Permit, franchise or other authorization of any Governmental Authority (including the FCC) necessary for the ownership or use of any of its Properties, conduct of its business and performance of the Business Plan, except where such failure to obtain the same could not reasonably be expected to have a Material Adverse Effect.

         Section 7.10 Debt. As of the Closing Date, the Borrower does not have any Debt other than (a) the Obligations, and (b) the Debt disclosed on Schedule
7.10 hereto.

         Section 7.11 Taxes. Each of the Loan Parties has filed (a) all tax returns (federal, state and local) and reports required to be filed, including, without limitation, all income, franchise, employment, Property and sales tax returns, and (b) all other material tax returns and reports required to be filed except where failure to file could not reasonably be expected to have a Material Adverse Effect, and has paid all federal and other material taxes (shown on such returns or reports to be due and payable), assessments, fees and other governmental charges levied or


CREDIT AGREEMENT - Page 51
imposed upon it or its Properties, income or assets otherwise due and payable before they become delinquent, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no notice of Lien has been filed or recorded. To the Borrower's knowledge, there is no proposed tax assessment against any Loan Party which could, if the assessment were made, reasonably be expected to have a Material Adverse Effect.

         Section 7.12 Margin Securities. None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 7.13 ERISA. Each Plan (if any) of the Loan Parties is in compliance in all material respects with all applicable provisions of ERISA and the Code. As of the Closing Date and at all times thereafter prior to consummation of the Holdings Merger, (a) none of the Plans (if any) is a Defined Benefit Plan and no Loan Party or ERISA Affiliate has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan, and (b) none of the Plans (if any) is a Multiemployer Plan and no Loan Party or ERISA Affiliate has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan. No litigation is pending or, to the Borrower's knowledge, threatened concerning or involving any Plan (if any) that could reasonably be expected to have a Material Adverse Effect.

         Section 7.14 Disclosure. No written statement, information, report, representation or warranty (taken as a whole) furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with the Loan Documents or any transaction contemplated hereby or thereby, and no written representation or warranty made by any Loan Party in any Loan Document, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading in any material respect. There is no fact known to the Borrower which has had a Material Adverse Effect, and there is no fact known to the Borrower as of the Closing Date which could reasonably be expected to have a Material Adverse Effect except as may have been disclosed in writing to the Administrative Agent.

         Section 7.15 Loan Parties. Schedule 7.15 attached hereto contains, as of the Closing Date, complete and accurate information regarding (a) the identities of each of the Subsidiaries of Holdings, (b) the identity of each class of Capital Stock issued by the Borrower and each of its Subsidiaries and the identities of, and percentage of each of such shares held by, the owner(s) (both of record and beneficially) of such Capital Stock and (c) the jurisdiction of incorporation or other organization of each Loan Party. Holdings owns, beneficially and of record, all of the issued and outstanding shares of Capital Stock of the Borrower.

         Section 7.16 Compliance with Laws. None of the Loan Parties is in violation of any Governmental Requirement (including, without limitation, the Communications Act, any rule or regulation of the FCC or any rule or regulation of any federal or state public utility commission or other Governmental Authority), except for instances of non-compliance that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


CREDIT AGREEMENT - Page 52

         Section 7.17 Investment Company Act. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.18 Public Utility Holding Company Act. No Loan Party is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.19      Environmental Matters.

         (a) Except for instances of noncompliance with or exceptions to any of the following representations and warranties that could not have, individually or in the aggregate, a Material Adverse Effect:

                  (i) Each Loan Party and all of its respective owned or leased real Properties and operations are in substantial compliance with all Environmental Laws. The Borrower is not aware of, and no Loan Party has received written notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the substantial compliance or continued compliance by such Loan Party with all Environmental Laws;

                  (ii) To the knowledge of the Borrower, no Hazardous Materials exist on, about or within or have been or are being used, generated, stored, transported, disposed of on or Released from any of the owned or leased real Properties of any Loan Party except in substantial compliance with applicable Environmental Laws. The use which each Loan Party makes and intends to make of its respective owned or leased real Properties will not result in the use, generation, storage, transportation, accumulation, disposal or Release of any Hazardous Material on, in or from any of their currently owned real Properties except in substantial compliance with applicable Environmental Laws;

                  (iii) To the knowledge of the Borrower, there are no conditions or circumstances associated with the currently owned or leased real Properties or operations of any Loan Party that could reasonably be expected to give rise to any material Environmental Liabilities or claims resulting in any material Environmental Liabilities;

                  (iv) To the knowledge of the Borrower, none of the Loan Parties and none of their respective owned or leased real Properties or operations are subject to any outstanding or, to the knowledge of the Borrower, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or administrative proceeding with respect to (A) any failure to comply with Environmental Laws, (B) any Remedial Action, or (C) any Environmental Liabilities;

                  (v) None of the Loan Parties is subject to, or has received written notice of any claim from any Person alleging that it is or will be subject to, any Environmental Liabilities;

                  (vi) None of the Properties of any of the Loan Parties is a treatment facility


CREDIT AGREEMENT - Page 53

         (except for the recycling of Hazardous Materials generated on-site and the treatment of liquid wastes subject to the Clean Water Act or other applicable Environmental Law for temporary storage of Hazardous Materials generated on-site prior to their disposal off-site) or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 et seq., regulations thereunder or any comparable provision of state law. The Loan Parties are in material compliance with all applicable financial responsibility requirements of all Environmental Laws; and

                  (viii) None of the Loan Parties has failed to file any notice required under applicable Environmental Law reporting a Release.

         (b) No Lien arising under any Environmental Law that could have, individually or in the aggregate, a Material Adverse Effect has attached to any owned or leased real Property or revenues of any of the Loan Parties.

         Section 7.20 Year 2000 Compliance. Each Loan Party has (a) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers and vendors) that could reasonably be expected to be relevant to whether such Loan Party is Year 2000 Compliant, (b) developed a plan and timeline for ensuring that it is Year 2000 Compliant on a timely basis, and
(c) to date, implemented that plan in accordance with that timetable. Based upon the foregoing, each Loan Party reasonably believes that it is Year 2000 Compliant as of the Closing Date.

         Section 7.21 Labor Disputes and Acts of God. Neither the business nor the Properties of any of the Loan Parties are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is having or could reasonably be expected to have a Material Adverse Effect.

         Section 7.22 Employee Matters. As of the Closing Date (a) neither any Loan Party nor any of its employees is subject to any collective bargaining agreement, and (b) no petition for certification or union election is pending with respect to the employees of any Loan Party, and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person. There are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened against, any Loan Party or its respective employees which could have, either individually or in the aggregate, a Material Adverse Effect.

         Section 7.23 Insurance. Schedule 7.23 sets forth a complete and accurate description of all policies of insurance that are in effect as of the Closing Date for the Loan Parties and their Properties located in the U.S., which policies satisfy the requirements of Section 8.5. To the extent such policies have not been replaced, no notice of cancellation has been received for such policies and the Borrower and the owner and holder of each such policy are in compliance with all of the terms and conditions of such policies.

         Section 7.24 Common Enterprise. The Borrower and each Loan Party are members of an affiliated group with each other such Person and are collectively engaged in a common enterprise with one another. Each of the Loan Parties expects to derive substantial benefit (and


CREDIT AGREEMENT - Page 54
may reasonably be expected to derive substantial benefit), directly and indirectly, from the Loans contemplated by this Agreement, both in its separate capacity and as a member of an affiliated and integrated group.

         Section 7.25 Burdensome Agreements. None of the Loan Parties is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement binding on it or its Properties, except for instances of noncompliance that, individually or in the aggregate, could not have a Material Adverse Effect.

                                    ARTICLE 8

                              Affirmative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe, or cause to be performed and observed, the following covenants:

         Section 8.1 Reporting Requirements. The Borrower will furnish (or will cause to be furnished) to the Administrative Agent and each Lender:

         (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending September 30, 1999 (and, in the case of the Borrower after consummation of the Holdings Merger, beginning with the fiscal year ending December 31, 1999), either (i) a copy of the Form 10-K (including all financial statements contained therein) filed by Holdings as of the end of and for such fiscal year then ended, together with consolidating schedules for each of Holdings and its Subsidiaries (including, without limitation, the Borrower) with respect to the financial statements contained therein, or (ii) a copy of the annual audit report (including the consolidated balance sheet) of Holdings and its Subsidiaries (including, without limitation, the Borrower) as of the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, together with consolidating schedules for Holdings and its Subsidiaries (including, without limitation, the Borrower) with respect to each of such financial statements, in each case setting forth in comparative form the figures for the previous fiscal year, and accompanied by the opinion of independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent, which opinion shall state that such consolidated financial statements present fairly the financial position and results of operations for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and which opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of such Person's records;

         (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the quarters of each fiscal year of the Borrower, beginning with the fiscal quarter ending September 30, 1999 (and, in the case of the Borrower after consummation of the Holdings Merger, beginning with the fiscal quarter ending December 31, 1999), either (i) a copy of the Form 10-Q (including all financial statements contained therein) filed by Holdings as of the end of and for such fiscal quarter then ended, together with consolidating schedules for


CREDIT AGREEMENT - Page 55
each of Holdings and its Subsidiaries (including, without limitation, the Borrower) with respect to each of the financial statements contained therein, or
(ii) a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries (including, without limitation, the Borrower) as of the end of such quarter and the related consolidated statements of income or operations, shareholders' equity and cash flows and quarterly operating budgets for the period commencing on the first day and ending on the last day of such quarter, together with unaudited consolidating schedules for Holdings and its Subsidiaries (including, without limitation, the Borrower) with respect to each of such financial statements and quarterly operating budgets, in each case setting forth in comparative form the information or figures and quarterly operating budget figures, respectively, for the corresponding period of the preceding fiscal year, and certified by an appropriate Responsible Officer of Holdings as fairly presenting, in accordance with GAAP, the financial position and the results of operations of Holdings and its Subsidiaries (including, without limitation, the Borrower) (except for year-end adjustments and financial statement footnotes required by GAAP);

         (c) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 8.1(a) and 8.1(b), a Compliance Certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit D hereto, appropriately completed, stating that, to the best of such officer's knowledge, no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action that has been taken and is proposed to be taken with respect thereto;

         (d) Notice of Actions, Suits, Investigations or Proceedings. Promptly after the commencement thereof, notice of all actions, suits, investigations and proceedings in any court or before any arbitrator or mediator or before or by any Governmental Authority (including the FCC) (whether or not any Governmental Authority is a party thereto) affecting any Loan Party or any License or Permit, which, if determined adversely to any Loan Party, could reasonably be expected to have a Material Adverse Effect;

         (e) Notice of Default, etc. As soon as possible and in any event within three Business Days after the Borrower's initial knowledge of the occurrence of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and, if and to the extent known, proposes to take with respect thereto;

         (f) [INTENTIONALLY OMITTED.]

         (g) Insurance. On or before March 31st of each fiscal year of the Borrower, a report in reasonable detail summarizing all material insurance coverage maintained by the Borrower with respect to the Collateral as of the date of such report and all material insurance coverage planned to be maintained by the Borrower with respect to the Collateral in the subsequent fiscal year;

         (h) Business Plan, etc. Not later than 30 days after the end of each fiscal quarter, an update of the Business Plan for the immediately succeeding fiscal quarter in reasonable detail generally consistent with the form and substance of the Business Plan provided to the Administrative Agent on or before the Closing Date, which update shall reflect the corresponding information for the prior fiscal quarter; and, promptly upon the Borrower's preparation thereof, any proposed amendment, modification or supplement to the Business Plan;


CREDIT AGREEMENT - Page 56
and, not later than 45 days after the consummation of the Holdings Merger, a revised Business Plan for the succeeding two fiscal years assuming consummation of the Holdings Merger and related transactions (including, if applicable, any anticipated material changes to the businesses, assets or operations of the Borrower in connection with the Holdings Merger) in reasonable detail generally consistent with the form and substance of the Business Plan provided to the Administrative Agent on or before the Closing Date, which revised Business Plan shall reflect the corresponding information for the prior fiscal periods;

         (i) Management Letters. Promptly upon each receipt thereof by any Loan Party, a copy of any management letter or other written report submitted to such Loan Party by independent certified public accountants with respect to the business, financial condition, operations or Properties of any Loan Party;

         (j) Notice of Material Adverse Effect. Within two Business Days after the Borrower becomes aware thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect; and

         (k) Environmental Assessments and Notices. Promptly after the receipt thereof, a copy of each environmental assessment (including any analysis relating thereto) prepared with respect to any owned or leased Property of any Loan Party and each notice sent by any Governmental Authority relating to any failure or alleged failure to comply with any Environmental Law or any liability with respect thereto.

         Section 8.2 Maintenance of Existence; Conduct of Business. The Borrower will, and will cause each Loan Party to, preserve and maintain its entity existence and all of its leases, privileges, Licenses, Permits, franchises, qualifications, Intellectual Property, intangible Property and contract and other rights that are necessary or appropriate in the ordinary conduct of its business, except where failure to so preserve or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each of the Loan Parties has entered into, or will timely enter into, such long-distance carrier and interconnection agreements as are, at any time of determination, then necessary to the conduct of its business in accordance with the Business Plan except to the extent that the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

         Section 8.3 Maintenance of Properties and Permits. The Borrower will, and will cause each Loan Party to, maintain, keep and preserve all of its Properties, Licenses and Permits necessary or appropriate in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereof, except where failure to so maintain, keep or preserve, or failure to so make, could not reasonably be expected to have a Material Adverse Effect.

         Section 8.4 Taxes and Claims. The Borrower will, and will cause each Loan Party to, pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property; provided, however, that neither the Borrower nor any Loan Party shall be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate


CREDIT AGREEMENT - Page 57
proceedings being diligently pursued and for which adequate reserves have been established under GAAP.

         Section 8.5       Insurance.

         (a) The Borrower shall at all times keep all of its and its Subsidiaries' Properties which are of an insurable nature insured with insurers, believed by the Borrower to be responsible, against loss or damage to the extent the Properties of similar character are usually so insured by companies similarly situated and owning like Properties. The Borrower shall purchase and maintain in effect all-risk, property and casualty insurance (including casualty insurance covering earthquake and flood damage) reasonably acceptable and in amounts reasonably acceptable to the Administrative Agent covering all Collateral and other equipment related to the Network and liability insurance covering the operations of the Borrower and its Subsidiaries. All insurance relating to the Collateral shall be written by financially responsible companies selected by the Borrower and having an A.M. Best Rating of "A-" or better and being in a financial size category of "VI" or larger, or by other companies reasonably acceptable to the Administrative Agent. On or before the Closing Date, the Borrower shall (a) cause each policy of casualty insurance referred to in this Section 8.5 relating to the Collateral to name the Administrative Agent as loss payee (with respect to the Collateral only) and to provide that such policy will not be canceled, amended or reduced except after not less than 30 days' prior written notice to the Administrative Agent and to also provide that the interests of the Administrative Agent thereunder shall not be invalidated or reduced by any act, omission or negligence of the Borrower or any of its Subsidiaries and (b) cause to be delivered to the Borrower appropriate certificates of insurance or endorsements to each such policy of insurance evidencing compliance with clause (a) preceding. The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment relating to the Collateral. Subject to Section 8.5(b), Insurance Recoveries under any such policy of insurance relating to the Collateral shall be paid to the Administrative Agent as its interests may appear.

         (b) The Borrower will cause each Insurance Recovery (other than any portion of an Insurance Recovery payable to a landlord to repair or replace Property leased by the Borrower or any of its Subsidiaries) relating to any Collateral payable by any insurance company to be deposited promptly with the Administrative Agent as security for the Obligations if a Default has then occurred and is continuing, and will promptly pay all such Insurance Recoveries to the Administrative Agent for application against the Obligations if and to the extent required in accordance with Section 2.7(a); provided, however, if no Default has then occurred and is continuing and if no prepayment obligation exists pursuant to Section 2.7(a), then the Administrative Agent shall, upon receipt thereof, promptly deliver the proceeds of such Insurance Recoveries to the Borrower.

         (c) If a Default shall have occurred and be continuing, the Borrower will cause all proceeds of insurance paid on account of the loss of or damage to any Collateral and all awards of compensation for any Collateral taken by condemnation or eminent domain to be promptly paid directly to the Administrative Agent to be applied against or held as security for the Obligations, at the election of the Administrative Agent and the Required Lenders.

         Section 8.6 Inspection Rights. The Borrower will, and will cause each of the Loan Parties to, permit representatives and agents of the Administrative Agent and the Lenders, during


CREDIT AGREEMENT - Page 58
normal business hours and upon at least five Business Days' prior notice to the Borrower, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants; provided, however, that the same may not occur more than once during any calendar quarter unless an Event of Default has then occurred and is continuing. The Administrative Agent or its representatives may, at any time and from time to time at the Borrower's reasonable expense, conduct field exams for such purposes as the Administrative Agent may reasonably request.

         Section 8.7 Keeping Books and Records. The Borrower will, and will cause each of the Loan Parties to, maintain appropriate books of record and account in accordance with GAAP consistently applied in which true, full and correct entries will be made of all their respective dealings and business affairs. If any changes in accounting principles from those used in the preparation of the financial statements referenced in Section 8.1 are hereafter required or permitted by GAAP and are adopted by Holdings or the Borrower (as applicable) and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the covenants or standards contained in this Agreement, the Borrower and the Required Lenders agree to amend any such affected covenants or standards so as to reflect such changes in GAAP with the result that the criteria for evaluating the financial condition or performance of the Loan Parties shall be the same after such changes in GAAP as if such changes in GAAP had not been made.

         Section 8.8 Compliance with Laws. The Borrower will, and will cause each of the Loan Parties to, comply in all material respects with all Governmental Requirements applicable to the operation of its business (including, without limitation, the Communications Act, any rule or regulation of the FCC or any rule or regulation of any federal or state public utility commission or other Governmental Authority), except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 8.9 Maintenance of and Compliance with Agreements. The Borrower will, and will cause each of the Loan Parties to, comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         Section 8.10 Further Assurances. The Borrower will execute and deliver and will cause each of the Loan Parties to execute and deliver such further agreements and documents (including, without limitation, Security Agreements, financing statements and amendments to financing statements specifying each item of the Collateral and the serial number therefor) and take such further actions as may be reasonably necessary or appropriate and as may be reasonably requested by the Administrative Agent to carry out the terms and provisions and purposes of this Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of the Administrative Agent for the benefit of itself and the Lenders in and to the Collateral and the required priority of such Liens. Without limiting the generality of the foregoing, the Borrower will, and will cause each of the Loan Parties to, (a) take all necessary actions to and otherwise ensure that, at all times, the Obligations will rank senior in respect of priority of payment to any Subordinated Debt (to the extent of the subordination provisions in the Subordinated Debt Documents governing such Subordinated


CREDIT AGREEMENT - Page 59

Debt) and will rank at least pari passu in respect of priority of treatment with all other present and future Debt of the Borrower (excluding rights of secured parties with respect to Permitted Liens) and (b) take all necessary actions to and otherwise ensure that, at all times, the indebtedness, liabilities and obligations of Holdings under the Guaranty executed by Holdings will rank at least pari passu in respect of priority of treatment with all other present and future Debt of Holdings (excluding rights of secured parties with respect to Permitted Liens).

         Section 8.11 ERISA. The Borrower will, and will cause each of its ERISA Affiliates to, comply with all minimum funding requirements and all other material requirements of ERISA so as not to give rise to any material liability thereunder.

         Section 8.12 Non-Consolidation. The Borrower will, and will cause each other Loan Party to: (a) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such Loan Party; (b) not commingle its funds or assets with those of any other entity which is an Affiliate of such Loan Party except in the ordinary course of business and consistent with past practices of the Borrower so long as the funds or assets of the Borrower are readily identifiable notwithstanding such commingling; and (c) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such Person's entity actions.

         Section 8.13 Year 2000 Compliance. Except for such instances as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Borrower will ensure that all of the material computer software, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized or software systems that are used or relied upon by the Borrower or any Loan Party in the conduct of its business are and will continue to be substantially Year 2000 Compliant and, without limiting the generality of the foregoing, will not (to any material extent) malfunction, will not (to any material extent) cease to function, will not (to any material extent) generate incorrect data and will not (to any material extent) produce incorrect results when processing, providing or receiving (a) date-related data into and between the twentieth and twenty-first centuries and (b) date-related data in connection with any valid date in the twentieth and twenty-first centuries. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that its computer applications (including those of its suppliers and vendors) that are material to its or any Loan Party's business and operations will not be Year 2000 Compliant on a timely basis.

         Section 8.14 Delivery of Certain Amendments. The Borrower will, and will cause each other Loan Party to, promptly deliver to the Administrative Agent any amendment, modification or supplement to the certificate of incorporation, articles of incorporation, certificate of formation, articles of organization, bylaws, operating agreement, regulations or other constitutional documents of the Borrower or any other Loan Party; provided, however, that any such amendment, modification or supplement shall be subject to the provisions of
Section 9.14.

         Section 8.15 Ownership of Telecommunications Assets and
Telecommunications Business; Holdings to Remain a Holding Company. The Borrower and its Subsidiaries shall, at all times, own or lease (as lessee) all Telecommunication Assets used or useful in the operation of the Telecommunications Business of the Borrower and its Subsidiaries.
Notwithstanding anything to the contrary contained in this Section 8.15, however, Holdings may be the lessee with respect to certain leases of real Property relating to premises occupied by the Borrower or


CREDIT AGREEMENT - Page 60
premises on which certain personal Property of the Borrower is located and Holdings may continue to be the "customer" under that certain Facilities Management Agreement dated as of July 31, 1999, between International Career Information, Inc. and Holdings.

                                    ARTICLE 9

                               Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, it will perform and observe, or cause to be performed and observed, the following covenants:

         Section 9.1 Debt. The Borrower will not, and will not permit any Subsidiary of the Borrower to, incur, create, assume or permit to exist any "Indebtedness" (as such term is defined in the Holdings Indenture or the Holdings Exchange Indenture) except that the Borrower and any of its Subsidiaries may incur, create, assume or permit to exist any "Indebtedness" (as such term is defined in the Holdings Indenture or the Holdings Exchange Indenture) permitted to be incurred in accordance with Section 1011 of the Holdings Indenture or the Holdings Exchange Indenture, respectively, whether or not the Holdings Exchange Indenture may be terminated or no longer be in effect.

         Section 9.2 Limitation on Liens. The Borrower will not, and will not permit any Subsidiary of the Borrower to, directly or indirectly, create, incur, assume or suffer to exist any Lien or assign or otherwise convey any right to receive income thereof, on any of its assets or Properties of any character (including, without limitation, licenses and trademarks), or any shares of Capital Stock or Debt of any Subsidiary, whether now owned or hereafter acquired, or any income, profits or proceeds therefrom, except Permitted Liens; provided, however, that no such Permitted Liens may attach to the Collateral other than those Permitted Liens which are permitted to attach to the Collateral in accordance with the definition of the term "Permitted Liens" contained in
Section 1.1. The Borrower will not, and will not permit any Subsidiary of the Borrower to, enter into any negative pledge or similar arrangement in favor of other creditors other than such negative pledge or similar arrangements (a) under purchase money Debts, equipment financing arrangements or conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or Capital Lease Obligations, in each case as permitted by this Agreement and only with respect to the Properties financed or secured thereby and (b) existing under this Agreement, the Holdings Indenture, the Holdings Exchange Indenture and the Receivables Financing Agreement; provided, however, that no such negative pledge or similar arrangement existing under the Holdings Indenture, the Holdings Exchange Indenture and the Receivables Financing Agreement shall prohibit or restrict the Liens on the Collateral securing the Obligations.

         Section 9.3 Mergers, etc. The Borrower will not, and will not permit any of its Subsidiaries to, (a) become a party to a merger or consolidation (consummation of the Holdings Merger shall not be prohibited by virtue of this clause (a)), (b) wind-up, dissolve or liquidate itself, or (c) purchase or acquire all or a material or substantial part of the business or Properties of any Person other than Holdings or the Borrower or any of their Subsidiaries if, immediately after giving effect thereto, an Event of Default would exist; provided, however, that any


CREDIT AGREEMENT - Page 61

Subsidiary of the Borrower may merge with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower if the Borrower or a Wholly-Owned Subsidiary of the Borrower is the surviving entity in such merger.

         Section 9.4 Restricted Payments. The Borrower will not, and will not permit any Subsidiary of the Borrower to, make any Restricted Payments, except the following if and to the extent that the same are not prohibited by the Holdings Indenture or the Holdings Exchange Indenture:

         (a) the Borrower may make payments with respect to any Subordinated Debt (if any) as permitted by the express terms of the Subordinated Debt Documents governing such Subordinated Debt;

         (b) Subsidiaries of the Borrower may make Restricted Payments to the Borrower or any other Subsidiary of the Borrower or any other shareholder of such Subsidiaries;

         (c) the Borrower and its Subsidiaries may make temporary loans or advances to employees, officers and directors of any of the Loan Parties or any of their Subsidiaries in the ordinary course of business; and

         (d) the Borrower and its Subsidiaries may make loans or advances, and payments of principal and/or accrued interest with respect thereto, to one another and to Holdings and its Subsidiaries;

provided, however, that so long as the Holdings Indenture or the Holdings Exchange Indenture prohibits any restriction upon Restricted Payments contained in this Section 9.4, then such restrictions shall not apply until on and after the date upon which a Default has occurred and is continuing under Section 10.1,
Section 10.2, Section 10.3 or Section 10.4 of this Agreement.

         Section 9.5 [Intentionally omitted.].

         Section 9.6 Limitation on Issuance of Capital Stock. The Borrower will not, and will not permit any of its Subsidiaries to, at any time after the Closing Date, issue, sell, assign or otherwise dispose of (a) any of its Capital Stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its Capital Stock, or (c) any option, warrant or other right to acquire any of its Capital Stock, in each case to any Person other than
(i) Holdings (with respect to Capital Stock of the Borrower) or (ii) the Borrower or Holdings (in each case with respect to Capital Stock of any of the Subsidiaries of the Borrower) or (iii) a Subsidiary of the Borrower or Holdings (or, in the case of FaciliCom International Sweden AB, an unrelated entity) that is currently a shareholder of another Subsidiary of the Borrower (with respect to Capital Stock of a Subsidiary of a Subsidiary of the Borrower or Holdings).

         Section 9.7 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary of the Borrower to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of the Borrower except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction


CREDIT AGREEMENT - Page 62
with a Person not an Affiliate of the Borrower; provided, however, that transactions between or among the Borrower and one or more of its Subsidiaries or Affiliates may be on terms more favorable to the Borrower or Holdings or any Subsidiary of the Borrower or Holdings than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or Holdings.

         Section 9.8 Disposition of Property. The Borrower will not, and will not permit any Subsidiary of the Borrower to, sell, lease, assign, transfer or otherwise dispose of any of its Property (including, without limitation, the Nortel Networks Equipment and the Nortel Networks Software), except:

         (a) dispositions of inventory, other than equipment, in the ordinary course of business, and expenditures of money (including, without limitation, money held in deposit accounts) made in the ordinary course of business or for the purpose of making Restricted Payments permitted in accordance with this Agreement or investments permitted in accordance with the Holdings Indenture or the Holdings Exchange Indenture;

         (b) Asset Dispositions of Property, other than U.S. Nortel Networks Equipment constituting Collateral, by the Borrower made in the ordinary course of business if each of the following conditions have been satisfied: (i) the Borrower or its Subsidiary (as applicable) receives fair consideration for such Asset Dispositions and (ii) no Default exists at the time of or will result from such Asset Disposition;

         (c) Asset Dispositions of Property, other than U.S. Nortel Networks Equipment constituting Collateral, by the Borrower or its Subsidiary to Holdings or any Subsidiary of Holdings or the Borrower; and

         (d) dispositions of Property no longer used or useful in the ordinary course of business, including, without limitation, dispositions of equipment (including defective equipment) being exchanged or replaced with comparable or better equipment;

provided, however, that the Borrower will not sell, lease, assign, transfer or otherwise dispose of any of the U.S. Nortel Networks Equipment constituting Collateral without the prior written consent of the Required Lenders and Nortel Networks; provided, further, however, that, prior to the occurrence and continuation of an Event of Default, U.S. Nortel Networks Equipment constituting Collateral no longer used or useful in the ordinary course of business may be disposed of if (but only if) all Net Proceeds thereof are paid to the Administrative Agent in compliance with Section 2.7(a).

         Section 9.9  [INTENTIONALLY OMITTED.]

         Section 9.10 [INTENTIONALLY OMITTED.]

         Section 9.11 Environmental Protection. The Borrower will not, and will not permit any Loan Party to, (a) use (or permit any tenant to use) any of its Properties for the handling, processing, storage, transportation or disposal of any Hazardous Material except in compliance with applicable Environmental Laws,
(b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a Release or


CREDIT AGREEMENT - Page 63
threatened Release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its Properties in any manner, that violates or is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any Loan Party would be responsible, except for circumstances or events described in clauses (a) through
(d) preceding that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.12 Intercompany Transactions. Except as may be expressly permitted or required by (a) the Loan Documents, (b) the Holdings Senior Notes Documents as in effect on the Closing Date or, if the Holdings Exchange Indenture becomes effective, the Holdings Exchange Senior Notes Documents in the form existing on the Closing Date or (c) the Receivables Financing Documents as in effect on the Closing Date, the Borrower will not, and will not permit Holdings or any Subsidiary of the Borrower or Holdings to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (i) pay dividends or make any other distribution to the Borrower or any of its Subsidiaries in respect of such Subsidiary's Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any indebtedness owed to the Borrower or any of its Subsidiaries, (iii) make any loan or advance or capital contribution to the Borrower or any of its Subsidiaries, (iv) sell, lease or transfer any of its Property to the Borrower or any of its Subsidiaries, or (v) grant any Lien on any of its Properties.

         Section 9.13 Master Purchase Agreement. The Borrower will not terminate the Master Purchase Agreement dated as of January 1, 1998 prior to the satisfaction in full of the Borrower's purchase commitments thereunder.

         Section 9.14 Modification of Certain Agreements. The Borrower will not, and will not permit any Loan Party to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the certificate of incorporation, articles of incorporation, certificate of formation, articles of organization, bylaws, operating agreement, regulations or other constitutional documents of the Borrower or any other Loan Party or (b) the Business Plan (except in accordance with Section 10.5); provided, however, that the Loan Parties may amend or modify (i) the documents referred to in clause (a) preceding if and to the extent that such amendment or modification is not substantive or material and could not reasonably be expected to be adverse to any Loan Party, the Administrative Agent or any Lender, provided, however, that none of such documents referred to in clause (a) preceding may be amended or modified as they relate to, in any way, any capital contribution to the Borrower or any obligation or agreement relating thereto, and (ii) the Business Plan referred to in clause (b) preceding if and to the extent that such amendment or modification could not reasonably be expected to be materially adverse to any Loan Party, the Administrative Agent or any Lender.

         Section 9.15 ERISA. The Borrower will not, and will not permit any Loan Party to:

         (a) allow, or take (or permit any ERISA Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Plan (exclusive of any Multiemployer Plan) to exist or to be created that could reasonably be expected to have a Material Adverse Effect; or

         (b) with respect to any Multiemployer Plan, allow, or take (or permit any ERISA


CREDIT AGREEMENT - Page 64

Affiliate to take) any action which would cause, any unfunded or unreserved liability for benefits under any Multiemployer Plan to exist or to be created, either individually as to any such Plan or in the aggregate as to all such Plans, that could, upon any partial or complete withdrawal from or termination of any such Multiemployer Plan or Plans, have a Material Adverse Effect.

                                   ARTICLE 10

                               Financial Covenants

         Section 10.1 Annualized EBITDA. The Borrower will not permit Annualized EBITDA of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) at the end of any of the fiscal quarters set forth on
Schedule 10.1 to be less than the amount set forth opposite such date on such Schedule.

         Section 10.2 Fixed Charge Coverage. The Borrower will not permit the ratio of (a) Annualized EBITDA of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) during any of the fiscal quarters ending on any of the dates set forth on Schedule 10.2 to (b) Consolidated Fixed Charges of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) for the four fiscal quarter period ending on such date, to be less than the ratio set forth opposite such date on such Schedule.

         Section 10.3 Gross Revenues. The Borrower will not permit the Gross Revenues of Holdings and its Consolidated Subsidiaries (including, without limitation, the Borrower) for any of the fiscal quarters ending on any of the dates set forth on Schedule 10.3 to be less than the amount set forth opposite such date on such Schedule.

         Section 10.4 Minutes of Use. The Borrower will not permit the Minutes of Use for any of the fiscal quarters ending on any of the dates set forth on
Schedule 10.4 to be less than the amount set forth opposite such date on such Schedule.

         Section 10.5 Revision of Financial Covenants. The Borrower shall, not later than 45 days after consummation of the Holdings Merger, submit a revised Business Plan to the Administrative Agent which shall be reasonably acceptable to the Administrative Agent. The Borrower agrees that the Administrative Agent may, effective concurrently with consummation of the Holdings Merger or thereafter, unilaterally amend each of the covenants set forth in Sections 10.1, 10.2, 10.3 and 10.4 by the giving of written notice of such amended covenants to the Borrower; provided, however, that each of such amended covenants shall be based upon 85% of such revised Business Plan; provided, further, however, that each of such amended covenants shall not be less protective of the Administrative Agent and the Lenders than the covenants set forth in Sections 10.1, 10.2, 10.3 and 10.4, respectively

                                   ARTICLE 11

                                     Default

         Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":


CREDIT AGREEMENT - Page 65

         (a) (i) The Borrower shall fail to pay, repay or prepay when due, any amount of principal owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, (ii) the Borrower shall fail to pay, within two Business Days after the due date thereof, any interest owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document, or (iii) the Borrower shall fail to pay, within five Business Days after any request therefor made to the Borrower by the applicable payee thereof, any fee, expense or other amount or other Obligation owing to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document.

         (b) Any representation or warranty made or deemed made by or on behalf of any Loan Party in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement or any other Loan Document shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

         (c) Any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Section 5.1, 8.2 (the first sentence of 8.2 only), Article 9 or Article 10 (other then Section 10.5); any Loan Party shall fail to perform, observe or comply with any covenant, agreement or term contained in Article 5 or Section 8.1, 8.3, 8.5, 8.6, 8.7, 8.8, 8.10, 8.15 or
Section 10.5 and such failure is not remedied or waived within ten Business Days after such failure commenced; or any Loan Party shall fail to perform, observe or comply with any other covenant, agreement or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure is not remedied or waived within the earlier to occur of 30 days after such failure commenced or, if a different grace period is expressly made applicable in such other Loan Documents, such applicable grace period.

         (d) Any of (i) Holdings and its Subsidiaries on a consolidated basis or
(ii) the Borrower and its Subsidiaries on a consolidated basis, ceases to be Solvent.

         (e) Any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a substantial part of its Property, (ii) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, subject to any applicable grace periods, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (v) file a petition seeking to take advantage of any other law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other applicable Governmental Requirement, (vii) dissolve, or (viii) take any entity action for the purpose of effecting any of the foregoing.

         (f) A proceeding or case shall be commenced, without the application or consent of any Loan Party, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, arrangement, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, examiner, liquidator, administrator or the like of it or of all or any substantial part of its Property, or (iii) similar relief in respect of it, under any law providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or


CREDIT AGREEMENT - Page 66
readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code against any Loan Party and shall continue unstayed and in effect for any period of 60 consecutive days.

         (g) Any Loan Party shall fail to discharge within a period of 30 days after the commencement thereof any attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $5,000,000 against any of its Properties.

         (h) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court or courts against any Loan Party on claims not covered by insurance and the same shall not be discharged, bonded or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and any Loan Party shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         (i) Any Loan Party shall fail to pay when due any principal of or interest on any Debt of such Loan Party (other than the Obligations) having (either individually or in the aggregate) a principal amount of at least $10,000,000 or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred (and shall not have been waived or otherwise cured) that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

         (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Loan Party or any Loan Party shall deny that it has further liability or obligation under any of the Loan Documents; or any Lien created or purported to be created by the Loan Documents shall for any reason cease to be or fail to be a valid, first priority perfected Lien upon any of the Collateral purported to be covered thereby.

         (k) [INTENTIONALLY OMITTED.]

         (l) The occurrence of any Material Adverse Effect.

         (m) The occurrence of any Change in Control, other than a Change in Control resulting solely from the Holdings Merger.

         (n) If, at any time, the Borrower shall make any payment or prepayment (in whatever form, whether payment, redemption, repurchase or other form) with respect to any Subordinated Debt that does not comply with any term or provision of this Agreement or any Subordinated Debt Document.

         (o) If, at any time, (i) Holdings or a Subsidiary of Holdings shall make any payment or prepayment (in whatever form, whether payment, redemption, repurchase or other form) with


CREDIT AGREEMENT - Page 67
respect to the Holdings Senior Notes or the Holdings Exchange Senior Notes, other than (A) the exchange of the Holdings Senior Notes for the Holdings Exchange Senior Notes pursuant to the Exchange Offer (and the payment or prepayment, in whatever form, of the Holdings Senior Notes effectively resulting from such exchange), (B) cash payments made by Holdings to holders of the Holdings Senior Notes who accept the Exchange Offer in an amount not to exceed $10.00 for each $1,000.00 of principal amount of the Holdings Senior Notes exchanged for Holdings Exchange Senior Notes pursuant to the Exchange Offer, (C) payments or prepayments of accrued interest with respect to the Holdings Senior Notes in connection with the exchange of such notes pursuant to the Exchange Offer or (D) payments of accrued interest with respect to the Holdings Senior Notes and the Holdings Exchange Senior Notes in accordance with the Holdings Indenture and the Holdings Exchange Indenture, respectively, or (ii) the Borrower shall make any payment or prepayment (in whatever form, whether payment, redemption, repurchase or other form) with respect to (A) any Debt of the Borrower owed to Holdings, other than payments of accrued interest with respect to such Debt, which accrued interest shall not exceed a market rate of interest, or (B) any Debt of Holdings Guaranteed by the Borrower.

         (p) The occurrence of any "Event of Default" as such term is defined in the Holdings Indenture or the Holdings Exchange Indenture.

         (q) The Borrower shall (i) pay or make any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of the Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) make any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower now or hereafter outstanding, or (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower now or hereafter outstanding.

         Section 11.2 Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent may and, if directed by the Required Lenders, the Administrative Agent shall do any one or more of the following:

         (a) Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower;

         (b) Termination of Commitments. Terminate each of the Commitments without notice to the Borrower or any other Loan Party;

         (c) Judgment. Reduce any claim to judgment;

         (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to the Administrative Agent for the benefit of the Administrative Agent and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents; or


CREDIT AGREEMENT - Page 68

         (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of New York or any other jurisdiction, by any of the Loan Documents, by equity or otherwise;

provided, however, that upon the occurrence of an Event of Default under Section 11.1(e) or Section 11.1(f), the Commitments of all of the Lenders shall immediately and automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Loans and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately and automatically due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Section 11.3 Performance by the Administrative Agent, etc. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may perform or attempt to perform, or may cause any Lender (with the consent of such Lender) to perform or attempt to perform, such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any reasonable amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent at its Principal Office, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower or any other Person under this Agreement or any of the other Loan Documents.

                                   ARTICLE 12

                            The Administrative Agent

         Section 12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Administrative Agent (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders,
(d) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document,


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or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law. The Administrative Agent shall not be deemed to have any fiduciary relationship with any Lender or any Loan Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with respect to the Administrative Agent is not intended to connote any fiduciary or other express or implied obligation arising under agency doctrine of any applicable law; instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship among independent contracting parties.

         Section 12.2 Rights of Administrative Agent as a Lender. With respect to its Commitments, the Loans made by it and the Note(s) issued to it, Nortel Networks (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Borrower or any of its Affiliates and any other Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if it were not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

         Section 12.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 12.1) take such action with respect to such Default as shall be directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to

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

such Default as it shall seem advisable and in the best interest of the Lenders.

         SECTION 12.4 INDEMNIFICATION. EACH LENDER HEREBY AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT FROM AND HOLD THE ADMINISTRATIVE AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE OF THE COMMITMENTS), ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE ADMINISTRATIVE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE ADMINISTRATIVE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION 12.4, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 12.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Holdings, the Borrower and the Subsidiaries of the Borrower and its own decision to enter into


CREDIT AGREEMENT - Page 71
this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the Properties or books of the Borrower (or any other Person). Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Loan Party which may come into the possession of the Administrative Agent or any of its Affiliates.

         Section 12.6 Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with any of its Commitments shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible for any act or omission of any other Lender.

         Section 12.7 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders will have the right to appoint another Lender as a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Administrative Agent's resignation as Administrative Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Administrative Agent. Each Administrative Agent (including each successor Administrative Agent) agrees that, so long as it is acting as Administrative Agent under this Agreement, it shall be a Lender under this Agreement.

CREDIT AGREEMENT - Page 72

                                   ARTICLE 13

                                 Miscellaneous

         Section 13.1 Expenses. The Borrower hereby agrees, on demand, to pay or reimburse the Administrative Agent and each of the Lenders for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the arranging, drafting, preparation, negotiation, execution and delivery of the Loan Documents and in connection with any and all waivers, amendments, modifications, renewals, extensions and supplements of or to the Loan Documents, and the syndication of the Commitments and the Loans, including, without limitation, the fees and expenses of legal counsel (including all local counsel) for the Administrative Agent, (b) all out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with any Default, the exercise of any right or remedy and the enforcement of this Agreement or any other Loan Document or any term or provision hereof or thereof, including, without limitation, the fees and expenses of all legal counsel for the Administrative Agent and/or any Lender, provided, however, that (i) unless an Event of Default has occurred and is continuing, all such costs and expenses of the Administrative Agent and the Lenders to be paid or reimbursed by the Borrower as referred to in this clause (b) shall be reasonable and (ii) all Lenders and the Administrative Agent shall be limited to the legal fees and expenses of one counsel for the Administrative Agent and all Lenders unless (A) the Administrative Agent or any Lender determines in good faith that it has any right, remedy or defense which is generally separate from those of the other of the Administrative Agent or such Lenders or (B) such representation shall or would result in a conflict-of-interest, in which case the Borrower shall, subject to clause (i) preceding, pay the fees and expenses of all legal counsel for the Administrative Agent and/or any Lender to the extent necessary or appropriate, in the good faith determination of the Administrative Agent or such Lender (as applicable), to the appropriate exercise of such right, remedy or defense or to the appropriate avoidance of such conflict-of-interest, respectively, (c) all transfer, stamp, documentary or Other Taxes levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document, and (e) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with due diligence, computer services, copying, appraisals, environmental audits, collateral audits, field exams, insurance, consultants and search reports.

         SECTION 13.2 INDEMNIFICATION. THE BORROWER HEREBY AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS (EACH AN "INDEMNIFIED PARTY") FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' AND CONSULTANTS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY FORECLOSURE RIGHT OR OTHER RIGHT OR REMEDY WHETHER OR NOT SUCH EXERCISE IS IN COMPLIANCE WITH LAWS AFFECTING OTHER PERSONS OR RESULTS IN DAMAGES PAYABLE TO OTHER PERSONS, (B) ANY OF THE TRANSACTIONS

CREDIT AGREEMENT - Page 73

CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY ANY LOAN PARTY OF ANY MATERIAL REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE USE OF THE PROCEEDS OF ANY LOAN, (E) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, WITHIN OR AFFECTING ANY OF THE PROPERTIES OF THE BORROWER OR ANY OF ITS AFFILIATES CAUSED BY AN ACT OR OMISSION OF THE BORROWER OR ANY OF ITS AFFILIATES, OR (F) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY THE BORROWER, HOLDINGS, ANY CREDITOR OR ANY OTHER PERSON; PROVIDED, HOWEVER, THAT, IF AND TO THE EXTENT THAT THE LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS OR EXPENSES TO BE INDEMNIFIED UNDER THIS SECTION 13.3 ARE CAUSED BY THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF AN INDEMNIFIED PARTY, THEN THE INDEMNIFIED PARTIES SHALL NOT BE ENTITLED TO SUCH INDEMNIFICATION UNDER THIS SECTION 13.3. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION 13.2 SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE (AS OPPOSED TO GROSS NEGLIGENCE) OF SUCH PERSON. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 13.2 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND OTHER OBLIGATIONS AND TERMINATION OF THE COMMITMENTS. NOTHING CONTAINED IN THIS SECTION 13.3 SHALL BE CONSTRUED AS REQUIRING THE BORROWER TO INDEMNIFY NORTEL NETWORKS INC. IN ITS CAPACITY AS VENDOR UNDER THE MASTER PURCHASE AGREEMENT OR TO INDEMNIFY ANY OTHER INDEMNIFIED PARTY WITH RESPECT TO MATTERS UNDER THE MASTER PURCHASE AGREEMENT.

         Section 13.3 Limitation of Liability. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall be liable for any error of judgment or act done in good faith, or be otherwise liable or responsible under any circumstances whatsoever (including such Person's negligence), except for such Person's gross negligence or willful misconduct. None of the Administrative Agent, any Lender or any Affiliate, officer, director, employee, attorney or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental or consequential damages suffered or incurred by the Borrower or any Affiliate of the Borrower in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases and

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

agrees not to sue the Administrative Agent or any Lender or any of their respective Affiliates, officers, directors, employees, attorneys or agents for exemplary or punitive damages in respect of any claim in connection with, arising out of or in any way related to this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 13.4 No Duty. All attorneys, accountants, appraisers and other professional Persons and consultants retained by the Administrative Agent and the Lenders shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care or other duty or obligation of any type or nature whatsoever to the Borrower or any of its Affiliates or any other Person.

         Section 13.5 No Fiduciary Relationship. The relationship between the Borrower and each Lender is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrower or any of its Affiliates, (provided, however, that the parties hereto acknowledge that there does exist a contractual relationship between the Borrower and Nortel Networks pursuant to the Master Purchase Agreement) and no term, provision or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Lender, or such Affiliate and any Lender, to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement among the Lenders or among the Borrower or any of its Affiliates and the Lenders.

         Section 13.6 Equitable Relief. The Borrower recognizes that, in the event it fails to pay, perform, observe or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders. The Borrower therefore agrees that the Administrative Agent and the Lenders, if the Administrative Agent or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 13.8 Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and the Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement

CREDIT AGREEMENT - Page 75

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and the other Loan Documents (including, without limitation, its Commitments)
shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) the Lenders shall not grant any participation under which the participant shall have the right to approve (or under which the consent of the participant must be obtained prior to the Lenders' being able to approve) any amendment or waiver of this Agreement or the other Loan Documents, except to the extent that such amendment or waiver (A) increases any Commitment, (B) reduces the interest rate or the amount of principal or fees applicable to the Loans or Commitments in which such participant is participating, (C) extends any Maturity Date, (D) releases any of the Collateral (except as provided for herein or in any other Loan Document) or any guaranty of the Obligations, or (E) releases any Loan Party from its monetary Obligations under any of the Loan Documents.

         (b) The Borrower and each of the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all or any part of its rights and/or obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and/or Loans) (each an "Assignee"); provided, however, that (i) each such assignment may be of a varying percentage of the Assigning Lender's rights and/or obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (ii) except in the case of (A) an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents or (B) an assignment by a Lender to an Affiliate of such Lender, to another Lender or to an Approved Fund, the amount of the Commitment(s) and/or Loans of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 calculated based upon the aggregate amount of the Commitment(s) and/or Loans assigned and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof or such other date as may be approved by the Administrative Agent, (1) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents, and (2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that such Lender's rights under Article 4, Section 13.1 and Section 13.2 accrued through the date of assignment shall continue). At the time of each assignment pursuant to this Section 13.8(b) to a Person which is not already a Lender hereunder and which is not a U. S. Person, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms described in Section 3.6. To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this Section 13.8(b) would, at the time of such assignment, result in

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increased costs under Sections 3.5, 4.1(a) or 4.6 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of the Borrower or any of its Affiliates or the performance or observance by the Borrower or any of its Affiliates of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Note(s) subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and
(iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Administrative Agent in exchange for each surrendered Note evidencing the Loans assigned, a

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

new Note evidencing such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Note evidencing each such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B hereto.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.8, disclose to the Assignee or participant or proposed Assignee or participant any information relating to the Borrower or any of its Affiliates furnished to such Lender by or on behalf of the Borrower or any of its Affiliates; provided that each such actual or proposed Assignee or participant shall agree to be bound by the provisions of Section 13.20.

         (g) Any Lender may assign and pledge any Note held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, however, that any payment made by the Borrower for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy the Borrower's obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         (h) The Borrower shall maintain, or cause to be maintained, a register (the "Registered Note Register") (which, at the request of the Borrower (which request the Borrower makes by the execution of this Agreement) shall be kept by the Administrative Agent on behalf of the Borrower at no extra charge to the Borrower at the address to which notices to the Administrative Agent are to be sent hereunder) on which it shall enter the name of the registered owner of each of the Loans which is evidenced by a Registered Note. Notwithstanding anything to the contrary contained in this Section 13.8, a Registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Registered Note Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Registered Note Register only upon surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the due presentment for registration of transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note(s) evidencing the same are registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Registered Note Register shall be available for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice.

         (i) The Borrower will not become a party to any loan agreement, credit agreement or similar agreement which restricts or prohibits the right or ability of any lender which is a party

CREDIT AGREEMENT - Page 78
thereto to become a Lender under this Agreement.

         (j) The Borrower shall provide prompt and reasonable assistance to the Administrative Agent and the Lenders in connection with their efforts in syndicating the Loans and Commitments. Such assistance shall include making senior officers and other representatives of the Borrower and its Affiliates available for meetings with prospective Lenders and providing, in a timely manner, such assistance as may be reasonably requested by the Administrative Agent or its advisors, including, without limitation, providing information to and responding to inquiries from prospective Lenders with respect to the business, operations, Business Plan, results and other matters relating to the business of the Borrower, Holdings and the other Loan Parties.

         Section 13.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under
Article 4 and Sections 13.1 and 13.2 shall survive repayment of the Loans and the Reimbursement Obligations and the other Obligations.

         SECTION 13.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS (INCLUDING, WITHOUT LIMITATION, ANY COMMITMENT LETTER), TERM SHEETS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 13.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and the Borrower in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and the Borrower, do any of the following: (a) increase the Commitments of the Lenders (or any Lender) or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) change the Commitment Percentages or the aggregate unpaid principal amount of the Loans or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Section 3.2,
3.3 or 5.1 or this Section 13.11 or modify the definition of "Required Lenders" contained in Section 1.1; or (f) except as expressly authorized by this

CREDIT AGREEMENT - Page 79

Agreement, release any Collateral from any of the Liens created by the Security Documents; and provided further, however, that no amendment, waiver or consent relating to Sections 12.1, 12.2, 12.3, 12.4 or 12.5 shall require the agreement of the Borrower. Notwithstanding anything to the contrary contained in this
Section 13.11, no amendment, waiver or consent shall be made with respect to (i)
Article 12 hereof without the prior written consent of the Administrative Agent,
(ii) the definition of "Master Purchase Agreement", "Nortel Networks Equipment", "Nortel Networks Goods and Services", "Nortel Networks Software" or Section 2.5,
2.9 or 2.10 hereof without the prior written consent of Nortel Networks (whether or not Nortel Networks is then a Lender hereunder), or (iii) any condition precedent set forth in Article 6 with respect to the making of any Loans without the prior written consent of the Lenders that hold, at the time of such amendment, waiver or consent, at least a majority (in Dollar amount) of the Commitments.

         Section 13.12     Maximum Interest Rate.

         (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

         (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the Maximum Rate; and neither the Administrative Agent nor any Lender shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 13.12(b) or (ii) an amount, which when added to all other interest payable under this Agreement and the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, the Administrative Agent or any Lender ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law,
(i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full

CREDIT AGREEMENT - Page 80
prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Administrative Agent and/or the Lenders, as appropriate, shall refund to the Borrower the amount of such excess and, in such event, the Administrative Agent and the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

         Section 13.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telecopy (confirmed by the sender) or in writing and telecopied, mailed by certified mail return receipt requested or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or, with respect to a Lender that becomes a party to this Agreement pursuant to an assignment made in accordance with Section 13.8, in the Assignment and Acceptance executed by it); or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section 13.13. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy (confirmed by the sender) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided, however, that notices to the Administrative Agent shall be deemed given when received by the Administrative Agent.

         SECTION 13.14 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND EACH OF THE PARTIES HERETO CHOOSE THE LAWS OF THE STATE OF NEW YORK TO GOVERN THIS AGREEMENT PURSUANT TO N.Y. GEN. OBLIG. LAW SECTION 5-1401 (CONSOL. 1995) AND APPLICABLE LAWS OF THE U.S. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF (1) THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND (2) ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH UNDERNEATH ITS SIGNATURE HERETO. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.

CREDIT AGREEMENT - Page 81

         Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 13.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 13.17 Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.18 Construction. The Borrower, the Administrative Agent and each Lender acknowledges that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 13.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 13.20 Confidentiality.

         (a) Lenders' Obligations. Each Lender agrees to exercise its best efforts to keep any information delivered or made available by the Borrower or Holdings to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to any Person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) which has been publicly disclosed, (vi) in connection with any litigation to which the Administrative Agent, any Lender or their respective Affiliates may be a party,
(vii) to the extent reasonably required in connection with the exercise of any right or remedy under the Loan Documents, (viii) to such Lender's legal counsel, independent auditors and Affiliates, and (ix) to any actual or proposed participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees to be bound by the provisions of this Section 13.20(a).

         (b) Loan Parties' and Affiliates' Obligations. The Borrower agrees that it will, and will cause Holdings and the other Loan Parties and their Affiliates to, keep the terms and provisions of this Agreement and the other Loan Documents confidential from anyone other than individuals employed or retained by the Borrower, Holdings, any other Loan Party or any of their Affiliates (including employees, officers, directors, shareholders, representatives, agents, accountants and lawyers of the Borrower, Holdings, any other Loan Party or any of their

CREDIT AGREEMENT - Page 82

Affiliates), provided that nothing herein shall prevent any such Person from disclosing such information (i) to any such other Loan Party or Affiliate, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any Governmental Authority having jurisdiction over such Loan Party or Affiliate, (iv) which has been publicly disclosed, (v) to World Access and/or its employees, officers, directors, shareholders, lawyers, accountants, agents or other representatives in connection with the Holdings Merger, and (vi) to such Loan Party's or Affiliate's legal counsel and independent auditors; provided, however, that the Borrower will deliver to the Administrative Agent written notice of any intention or obligation of Holdings or any of its Consolidated Subsidiaries (including, without limitation, the Borrower) to deliver or provide a copy of this Agreement or any other Loan Document or any term or provision hereof or thereof to any Governmental Authority at least ten Business Days prior to the initial date upon which any such delivery or provision occurs and the Borrower shall, and shall cause Holdings and its Consolidated Subsidiaries to, use all reasonable efforts to redact or delete from such copy or such term or provision such terms or provisions or language relating to rates or amounts of interest, fees, financial covenants and other terms or provisions of a sensitive nature (exclusive of the amount of the Commitments, the identities of the parties to the Loan Documents and the maturity of the Loans) as may be requested by the Administrative Agent to be so redacted or deleted before the same is so delivered or provided. Without limiting the generality of the foregoing, the Borrower agrees that it will not, and will cause Holdings and the other Loan Parties and their Affiliates not to, without the prior written consent of the Administrative Agent, issue or publish a press release, tombstone or other similar announcement or publication relating to this Agreement or any other Loan Document or the Loan Transactions contemplated hereby unless it is required to do so by the order of any court or administrative agency or in accordance with applicable law. Notwithstanding the immediately preceding proviso (i.e., the second proviso in the immediately preceding sentence), such proviso and requirements contained therein shall not apply to a copy of this Agreement or any other Loan Document or any term or provision hereof or thereof which is being provided to any Governmental Authority after the date upon which this Agreement or any such other Loan Document or any such term or provision hereof or thereof, respectively, has then previously been publicly disclosed in compliance with this Section 13.20 (b).

         SECTION 13.21 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

         Section 13.22 Approvals and Consent. Except as may be expressly provided to the contrary in this Agreement or in the other Loan Documents (as applicable), in any instance under this Agreement of the other Loan Documents where the approval, consent or exercise of judgment of the Administrative Agent or any Lender is requested or required, (a) the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Administrative Agent or such Lender, respectively, and the Administrative Agent and such Lender shall not, for any reason or to any extent, be required to grant such

CREDIT AGREEMENT - Page 83
approval or consent or to exercise such judgment in any particular manner, regardless of the reasonableness of the request or the action or judgment of the Administrative Agent or such Lender, and (b) no approval or consent of the Administrative Agent or any Lender shall in any event be effective unless the same shall be in writing and the same shall be effective only in the specific instance and for the specific purpose for which given.

         Section 13.23 Service of Process. The Borrower irrevocably consents to the service of process by the mailing thereof by the Administrative Agent or the Required Lenders by registered or certified mail, postage prepaid, to the Borrower at its address listed on the signature pages hereof. The Administrative Agent and the Lenders irrevocably consent to the service of process by the mailing thereof by the Borrower by registered or certified mail, postage prepaid, to the Administrative Agent or such Lenders (as applicable) at its address listed on the signature pages hereof. Nothing in this Section 13.23 shall affect the right of the Administrative Agent or the Lenders or the Borrower to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender or the Borrower to bring any action or proceeding against another party hereto or its Property in the court of any jurisdiction.

         Section 13.24 Acknowledgment relating to the Holdings Merger. The Administrative Agent and the Lenders hereby acknowledge that Holdings is contemplating consummating the Holdings Merger, and hereby agree that (a) nothing contained in this Agreement or any other Loan Document shall prohibit consummation of the Holdings Merger and (b) consummation of the Holdings Merger, in and of itself, will not constitute a default under, or a breach of, any term or provision of this Agreement or any other Loan Document or a Default.

         Section 13.25 Purchase of Nortel Networks Equipment. The Borrower shall, in connection with the purchase and delivery of any Nortel Networks Equipment to the Borrower or any of its Subsidiaries or Affiliates, cause all Nortel Networks Equipment which is to be used in the U.S. to be purchased by the Borrower and delivered to the Borrower for the Borrower's use at one or more business locations of the Borrower located in the U.S. and thereby ensure that such Nortel Networks Equipment constitutes U.S. Nortel Networks Equipment and a part of the Collateral.


                  [Remainder of page intentionally left blank.]

CREDIT AGREEMENT - Page 84

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                    BORROWER:

                                    FACILICOM INTERNATIONAL, L.L.C.


                                    By: /s/ Christopher S. King
                                       -----------------------------------------

                                    Name: Christopher S. King
                                         ---------------------------------------

                                    Title: CFO
                                          --------------------------------------

                                    Address for Notices:
                                    --------------------------------------------
                                    FaciliCom  International, L.L.C.
                                    1401 New York Avenue, N.W.
                                    9th Floor
                                    Washington, D.C.  20005
                                    Attention: Christopher S. King
                                    Chief Financial Officer
                                    Telephone:  202-661-4407
                                    Telecopy:   202-661-4408





CREDIT AGREEMENT - Page 85

                                    ADMINISTRATIVE AGENT:

                                    NORTEL NETWORKS INC.,
                                    as Administrative Agent


                                    By: /s/ Paul D. Day
                                       -----------------------------------------
                                    Name:  Paul D. Day
                                    Title: Vice President, Customer Finance

                                    Address for Notices:
                                    --------------------------------------------
                                    Nortel Networks plc
                                    Maidenhead Office Park
                                    Westacott Way
                                    Maidenhead, Berkshire  SL6 3QH
                                    United Kingdom
                                    Attention: Vice President, Customer Finance
                                    Telephone:  011 44 1 628 43 3066
                                    Telecopy:   011 44 1 628 43 2884

                                    and

                                    Nortel Networks Inc.
                                    PO Box 833858
                                    Mail Stop 04D/02/A40
                                    Richardson, Texas 75083-3858
                                    Attention: Kimberly Poe, Loan
                                      Administration
                                    Telephone:  972-684-7687
                                    Telecopy:   972-684-3808


CREDIT AGREEMENT - Page 86

                                    LENDERS:

   Commitment:  $40,000,000         NORTEL NETWORKS INC.,
   -----------

                                    By: /s/ Paul D. Day
                                       -----------------------------------------
                                    Name:  Paul D. Day
                                    Title: Vice President, Customer Finance

                                    Address for Notices:
                                    --------------------------------------------
                                    Nortel Networks plc
                                    Maidenhead Office Park
                                    Westacott Way
                                    Maidenhead, Berkshire  SL6 3QH
                                    United Kingdom
                                    Attention: Vice President, Customer Finance
                                    Telephone:  011 44 1 628 43 3066
                                    Telecopy:   011 44 1 628 43 2884

                                    and

                                    Nortel Networks Inc.
                                    PO Box 833858
                                    Mail Stop 04D/02/A40
                                    Richardson, Texas 75083-3858
                                    Attention: Kimberly Poe, Loan Administration
                                    Telephone:  972-684-7687
                                    Telecopy:   972-684-3808

                                    Lending Office for Base Rate Loans:
                                    --------------------------------------------
                                    Nortel Networks Inc.
                                    2221 Lakeside Blvd.
                                    Richardson, Texas 75082

                                    Lending Office for
                                    --------------------------------------------


CREDIT AGREEMENT - Page 87

                                    Eurodollar Loans:
                                    -----------------
                                    Nortel Networks Inc.
                                    2221 Lakeside Blvd.
                                    Richardson, Texas 75082



CREDIT AGREEMENT - PAGE 88

                                    EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE



CREDIT AGREEMENT - Page 89

                                    EXHIBIT B

                                  FORM OF NOTE



CREDIT AGREEMENT - Page 90

                                    EXHIBIT C

                   FORM OF NOTICE OF BORROWINGS, CONVERSIONS,
                          CONTINUATIONS AND PREPAYMENTS



CREDIT AGREEMENT - Page 91

                                    EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE




CREDIT AGREEMENT - Page 92

                                  SCHEDULE 7.6

                                LITIGATION, ETC.



CREDIT AGREEMENT - Page 93

                                  SCHEDULE 7.10

                                  EXISTING DEBT



CREDIT AGREEMENT - Page 94

                                  SCHEDULE 7.15

                                  LOAN PARTIES





CREDIT AGREEMENT - Page 95

                                  SCHEDULE 7.23

                                    INSURANCE



CREDIT AGREEMENT - Page 96

                                  SCHEDULE 10.1

                                ANNUALIZED EBITDA


                                              Minimum Annualized
Fiscal Quarter Ending                         EBITDA
---------------------                         ------------------
December 31, 1999                               $ 1,595,000

March 31, 2000                                  $ 3,918,000

June 30, 2000                                   $ 6,476,000

September 30, 2000                              $10,406,000




CREDIT AGREEMENT - Page 97

                                  SCHEDULE 10.2

                              FIXED CHARGE COVERAGE


                                              Minimum Ratio of
Fiscal Quarter Ending                         Annualized EBITDA
---------------------                         to Consolidated Fixed Charges
                                              -----------------------------
December 31, 1999                                     0.04 to 1.00

March 31, 2000                                        0.19 to 1.00

June 30, 2000                                         0.32 to 1.00

September 30, 2000                                    0.52 to 1.00


CREDIT AGREEMENT - Page 98

                                  SCHEDULE 10.3

                                 GROSS REVENUES



Fiscal Quarter Ending                         Gross Revenues
---------------------                         --------------
December 31, 1999                              $121,268,000

March 31, 2000                                 $140,251,000

June 30, 2000                                  $159,917,000

September 30, 2000                             $182,646,000


CREDIT AGREEMENT - Page 99

                                  SCHEDULE 10.4

                                 MINUTES OF USE


Fiscal Quarter Ending                         Minutes of Use
---------------------                         --------------
December 31, 1999                                712,288,000

March 31, 2000                                   840,120,000

June 30, 2000                                    976,242,000

September 30, 2000                             1,132,746,000

CREDIT AGREEMENT - Page 100